                                                                   Exhibit 10.12

================================================================================

                           FIRST LIEN CREDIT AGREEMENT

                           DATED AS OF APRIL 28, 2005

                                      AMONG

                            WCA WASTE SYSTEMS, INC.,

                                  AS BORROWER,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                                 COMERICA BANK,
                              AS SYNDICATION AGENT,

                                       AND

                            THE LENDERS PARTY HERETO

                            REVOLVING CREDIT FACILITY
       (WITH SWING LINE FACILITY AND DIRECT PAY LETTER OF CREDIT FACILITY)

                              TERM B LOAN FACILITY

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I          Definitions and Accounting Matters....................     1

   Section 1.01    Certain Defined Terms.................................     1
   Section 1.02    Terms Generally.......................................    24
   Section 1.03    Accounting Terms and Determinations...................    24

ARTICLE II         Commitments...........................................    25

   Section 2.01    Loans and Letters of Credit...........................    25
   Section 2.02    Borrowings, Continuations and Conversions,
                   Letters of Credit.....................................    29
   Section 2.03    Changes of Aggregate Revolving Credit Commitments.....    31
   Section 2.04    Increase in Aggregate Commitments.....................    31
   Section 2.05    Fees..................................................    33
   Section 2.06    Several Obligations...................................    34
   Section 2.07    Evidence of Debt......................................    35
   Section 2.08    Prepayments...........................................    35
   Section 2.09    Assumption of Risks...................................    37
   Section 2.10    Obligation to Reimburse and to Prepay.................    38
   Section 2.11    Lending Offices.......................................    40

ARTICLE III        Payments of Principal and Interest....................    40

   Section 3.01    Repayment of Loans....................................    40
   Section 3.02    Interest..............................................    40

ARTICLE IV         Payments; Pro Rata Treatment; Computations; Etc.......    41

   Section 4.01    Payments..............................................    41
   Section 4.02    Pro Rata Treatment....................................    42
   Section 4.03    Computations..........................................    42
   Section 4.04    Non-receipt of Funds by the Administrative Agent......    43
   Section 4.05    Set-off, Sharing of Payments, Etc.....................    43

ARTICLE V          Yield Protection......................................    44

   Section 5.01    Increased Costs.......................................    44
   Section 5.02    Taxes.................................................    46
   Section 5.03    Mitigation Obligations; Replacement of Lenders........    48
   Section 5.04    Compensation..........................................    49

ARTICLE VI         Conditions Precedent..................................    50

   Section 6.01    Initial Funding.......................................    50
   Section 6.02    Initial and Subsequent Loans and Letters of Credit....    51
   Section 6.03    Conditions Precedent for the Benefit of Lenders.......    52
   Section 6.04    Determinations Under Section 6.01.....................    52
   Section 6.05    No Waiver.............................................    52

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE VII        Representations and Warranties........................    52

   Section 7.01    Corporate Existence...................................    52
   Section 7.02    Financial Condition...................................    53
   Section 7.03    Litigation............................................    53
   Section 7.04    No Breach.............................................    53
   Section 7.05    Authority.............................................    53
   Section 7.06    Approvals.............................................    54
   Section 7.07    Use of Proceeds.......................................    54
   Section 7.08    ERISA.................................................    54
   Section 7.09    Taxes.................................................    55
   Section 7.10    Titles, etc...........................................    55
   Section 7.11    No Material Misstatements.............................    56
   Section 7.12    Investment Company Act................................    56
   Section 7.13    Public Utility Holding Company Act....................    56
   Section 7.14    Subsidiaries..........................................    56
   Section 7.15    Location of Business and Offices......................    56
   Section 7.16    Defaults..............................................    57
   Section 7.17    Environmental Matters.................................    57
   Section 7.18    Compliance with the Law...............................    58
   Section 7.19    Insurance.............................................    58
   Section 7.20    Restriction on Liens..................................    59
   Section 7.21    Material Agreements...................................    59

ARTICLE VIII       Affirmative Covenants.................................    59

   Section 8.01    Reporting Requirements................................    59
   Section 8.02    Litigation............................................    62
   Section 8.03    Maintenance, Etc......................................    62
   Section 8.04    Environmental Matters.................................    63
   Section 8.05    Further Assurances....................................    64
   Section 8.06    Performance of Obligations............................    64
   Section 8.07    ERISA Information and Compliance......................    64
   Section 8.08    Subsidiary Guarantors.................................    65

ARTICLE IX         Negative Covenants....................................    65

   Section 9.01    Debt..................................................    65
   Section 9.02    Liens.................................................    66
   Section 9.03    Investments...........................................    67
   Section 9.04    Dividends, Distributions and Redemptions; Etc.........    67
   Section 9.05    Sales and Leasebacks..................................    67
   Section 9.06    Nature of Business; Amendments of Constitutive
                   Documents.............................................    68
   Section 9.07    Limitation on Leases..................................    68
   Section 9.08    Mergers, Etc..........................................    68

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
   Section 9.09    Proceeds of Loans; Letters of Credit..................    68
   Section 9.10    ERISA Compliance......................................    68
   Section 9.11    Sale or Discount of Receivables.......................    69
   Section 9.12    Leverage Ratio........................................    69
   Section 9.13    Net Worth.............................................    70
   Section 9.14    Senior Funded Debt Leverage Ratio.....................    70
   Section 9.15    Adjusted EBIT Debt Service Ratio......................    70
   Section 9.16    Capital Expenditures..................................    70
   Section 9.17    Sale of Properties....................................    70
   Section 9.18    Environmental Matters.................................    71
   Section 9.19    Transactions with Affiliates..........................    71
   Section 9.20    Subsidiaries..........................................    71
   Section 9.21    Negative Pledge Agreements............................    71
   Section 9.22    Prepayments of Debt; Amendment of Documents...........    71

ARTICLE X          Events of Default; Remedies...........................    72

   Section 10.01   Events of Default.....................................    72
   Section 10.02   Remedies..............................................    74

ARTICLE XI         The Agents............................................    75

   Section 11.01   Appointment and Authority.............................    75
   Section 11.02   Rights as a Lender....................................    75
   Section 11.03   Exculpatory Provisions................................    75
   Section 11.04   Reliance by any Agent.................................    76
   Section 11.05   Delegation of Duties..................................    77
   Section 11.06   Resignation of an Agent...............................    77
   Section 11.07   Non-Reliance on Agents and Other Lenders..............    77
   Section 11.08   No Other Duties, etc..................................    78
   Section 11.09   Issuing Bank as Agent.................................    78
   Section 11.10   Collateral and Guaranty Matters.......................    78
   Section 11.11   Intercreditor Agreement...............................    78
   Section 11.12   Indemnification.......................................    78

ARTICLE XII        Miscellaneous.........................................    79

   Section 12.01   Waiver................................................    79
   Section 12.02   Notices...............................................    79
   Section 12.03   Payment of Expenses, Indemnities, etc.................    81
   Section 12.04   Amendments, Etc.......................................    83
   Section 12.05   Successors and Assigns................................    85
   Section 12.06   Invalidity............................................    88
   Section 12.07   Counterparts, etc.....................................    88
   Section 12.08   Survival..............................................    88
   Section 12.09   Captions..............................................    89

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
   Section 12.10   Governing Law; Submission to Jurisdiction.............    89
   Section 12.11   Interest Rate Limitation..............................    89
   Section 12.12   WAIVER OF JURY TRIAL..................................    90
   Section 12.13   Right of Setoff.......................................    90
   Section 12.14   Confidentiality.......................................    90
   Section 12.15   Exculpation Provisions................................    91
   Section 12.16   USA Patriot Act Notice................................    92
   Section 12.17   Amendment and Restatement; Release....................    92

                                TABLE OF CONTENTS
                                   (continued)

ANNEX:

I      -   List of Percentage Shares and Aggregate Commitments

SCHEDULES:

1.02   -   Existing LCs
7.02   -   Financial Condition
7.03   -   Litigation
7.10   -   Titles, Etc.
7.14   -   Subsidiaries
7.17   -   Environmental Matters
7.19   -   Insurance
7.21   -   Material Agreements
9.01   -   Debt
9.02   -   Liens
9.03   -   Investments

EXHIBITS:

A      -   Form of Borrowing, Continuation and Conversion Request
B      -   Form of Compliance Certificate
C      -   Form of Assignment and Assumption
D      -   Form of Commitment and Acceptance

     THIS FIRST LIEN CREDIT AGREEMENT dated as of April 28, 2005, is among WCA WASTE SYSTEMS, INC., a Delaware corporation (the "Borrower"); each of the lenders that is a party hereto or which becomes a party hereto as provided in
Section 12.05 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); COMERICA BANK, as syndication agent hereunder (in such capacity, together with its successors in such capacity, the "Syndication Agent"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "Wells Fargo"), as administrative agent and collateral agent hereunder (in such capacity, together with its successors in such capacity, the "Administrative Agent" and the "Collateral Agent" and together, the "Agents").

                                    RECITALS

     A. The Borrower, the Administrative Agent and certain banks and other financial institutions have previously entered into that certain Fourth Amended and Restated Credit Agreement dated as of December 21, 2004 (as the same has been amended, modified and supplemented, the "Existing Credit Agreement").

     B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to restructure the existing credit facilities and to amend and modify the Existing Credit Agreement upon the terms and conditions hereinafter set forth.

     C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

     Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

     "2004 Reorganization" means (a) Waste Corporation of America, Inc., WCA Merger Corporation, WCA Holdings Corporation and WCA Waste Corporation, a Delaware corporation ("WCA Corp."), entered into that certain Reorganization Agreement dated May 10, 2004, pursuant to which, among other things, Waste Corporation of America, Inc. merged into WCA Merger Corporation with Waste Corporation of America, Inc. as the surviving entity, (b) Waste Corporation of America, Inc. was converted from a Delaware corporation to Waste Corporation of America LLC, a Delaware limited liability company, (c) Waste Corporation of America LLC distributed all of the voting stock of WCA Holdings Corporation to WCA Corp., and (d) WCA Corp. merged into WCA Merger Corporation II with WCA Corp. as the surviving entity.

     "Acquired Business" is defined in the definition of Prior Acquisition Add-Back.

     "Acquired Subsidiary" is defined in the definition of Prior Acquisition Add-Back.


FIRST LIEN CREDIT AGREEMENT

     "Act" is defined in Section 12.16.

     "Additional Volume" means the waste collected by an Acquired Subsidiary or Acquired Business that (a) prior to the consummation of the acquisition of such Acquired Subsidiary or Acquired Business, was not being delivered to a landfill or transfer station owned or operated by the Borrower or any Consolidated Subsidiary, and (b) subsequent to the consummation of the acquisition of such Acquired Subsidiary or Acquired Business, is delivered to a landfill or transfer station owned or operated by the Borrower or any Consolidated Subsidiary.

     "Adjusted EBIT" means, for any period, the sum of (a) EBIT for such period, plus (b) non-cash charges for accretion on closure and post-closure obligations, plus (c) non-cash charges associated with the disposal contract between Waste Management, Inc. and the Borrower, plus (d) non-cash charges (or minus non-cash benefits, if applicable) reflecting the adoption of SFAS No. 123 (and all amendments thereto), plus (e) cash compensation charges in an aggregate amount not to exceed $5,000,000 and non-cash compensation charges, all with respect to stock options outstanding and shares issued by Waste Corporation in connection with the extinguishment of options and warrants as part of the 2004 Reorganization, plus (f) non-cash expense (or minus non-cash income, if applicable) associated with FAS 133 treatment of any interest rate Hedging Agreements, plus (g) non-cash losses on asset sales in an aggregate amount not to exceed $500,000.

     "Adjusted EBIT Debt Service Ratio" means, with respect to the Borrower and its Consolidated Subsidiaries, the ratio of (i) Adjusted EBIT for the four fiscal quarters ending on such date to (ii) cash interest expense, plus (x) the current portion of capitalized leases for the following four fiscal quarters, plus (y) the current portion of principal payments of Debt, excluding payments made on the Revolving Credit Loans and prepaid insurance premiums, required to be paid for the following four fiscal quarters, plus (z) any Qualified Dividends paid during the four fiscal quarters ending on such date.

     "Administrative Agent" is defined in the preamble.

     "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" of any Person means (a) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (b) any director or executive officer of such first Person or of any Person referred to in clause (a) above and (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.


FIRST LIEN CREDIT AGREEMENT-PAGE 2

     "Agents" is defined in the preamble.

     "Aggregate Commitments" at any time equals the sum of the Aggregate Revolving Credit Commitments, the Aggregate Term B Commitments and the Direct Pay Letter of Credit Commitment.

     "Aggregate Revolving Credit Commitments" at any time equals the sum of the Revolving Credit Commitments of the Lenders, as the same may be reduced pursuant to Section 2.03(b) or Section 10.02(b) or increased pursuant to Section 2.04. The Aggregate Revolving Credit Commitments on the Closing Date shall be $75,000,000.

     "Aggregate Term B Commitments" at any time shall equal the sum of the Term B Commitments of the Lenders. The Aggregate Term B Commitments on the Closing Date shall be $100,000,000.

     "Agreement" means this First Lien Credit Agreement, as the same may from time to time be amended, restated, supplemented or modified.

     "Applicable Lending Office" means, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Margin" means, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio on the most recent Determination Date:

                       LEVERAGE RATIO                         BASE RATE LOAN   LIBOR LOAN
                       --------------                         --------------   ----------
Greater than or equal to 4.00:1.00                                 2.00%          3.00%
Less than 4.00:1.00, but greater than or equal to 3.50:1.00        1.75%          2.75%
Less than 3.50:1.00, but greater than or equal to 2.75:1.00        1.25%          2.25%
Less than 2.75:1.00, but greater than or equal to 2.00:1.00        1.00%          2.00%
Less than 2.00:1.00                                                0.75%          1.75%

The Applicable Margin shall be established as of the last day of each fiscal quarter of the Borrower (each, a "Determination Date") beginning with the receipt by the Administrative Agent of the Compliance Certificate and the financial statements for the fiscal quarter ended June 30, 2005 (the "Initial Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the information and computations set forth in the financial statements and Compliance Certificate furnished to the Administrative Agent pursuant to Section 8.01, subject to review and approval of such computations by the Administrative Agent. Each change in the Applicable Margin shall be effective as of the first day of the calendar month following each Determination Date (including, without limitation, in


FIRST LIEN CREDIT AGREEMENT-PAGE 3
respect of LIBOR Loans then outstanding notwithstanding that such change occurs during an Interest Period), and shall remain in effect until the date that is the first day of the calendar month following the next Determination Date for which a change in the Applicable Margin occurs; provided, however; if the Borrower shall fail to deliver any required financial statements or Compliance Certificate within the time period required by Section 8.01, the Applicable Margin shall be the highest percentage amount stated for each Type of Loan as set forth in the above table for the period beginning on the relevant Determination Date and ending on the date that the appropriate financial statements and Compliance Certificate are so delivered. Notwithstanding the foregoing, during the period beginning on the Closing Date and ending on the Initial Determination Date, the Applicable Margin shall be 2.00% per annum for Base Rate Loans and 3.00% per annum for LIBOR Loans.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Assignment" is defined in Section 12.05(b)(i).

     "Base Rate" means, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for any such day plus 1/2 of 1% or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

     "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

     "Bonds" means the Issuer's $25,000,000 Gulf Coast Waste Disposal Authority Environmental Facilities Revenue Bonds (Waste Corporation of Texas, L.P. Project) Series 2002.

     "Borrower" is defined in the preamble.

     "Business Day" means any day other than a day on which commercial banks are authorized or required to close in the States of California, Texas and New York and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

     "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Governmental Requirement, (b) any change in any Governmental Requirement or in the administration, interpretation or application thereof by


FIRST LIEN CREDIT AGREEMENT-PAGE 4
any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

     "Change of Control" means, with respect to any Person, an event or series of events by which:

          (a) with respect to WCA Corp., any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of WCA Corp. entitled to vote for members of the board of directors or equivalent governing body of WCA Corp. on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b) with respect to WCA Corp., during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of WCA Corp. cease to be composed of individuals
     (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

          (c) the Borrower shall fail beneficially to own, directly or indirectly, 100% of the outstanding Equity Interests of any of the Guarantors on a fully-diluted basis except as permitted in Section 9.17; or

          (d) the Parent shall fail beneficially to own, directly or indirectly, 100% of the outstanding Equity Interests of the Borrower on a fully-diluted basis; or

          (e) WCA Corp. shall fail to own, directly or indirectly, 100% of the outstanding Equity Interests of the Parent on a fully-diluted basis.

     "Charges" is defined in Section 12.11.


FIRST LIEN CREDIT AGREEMENT-PAGE 5

     "Closing Date" means the date on which the conditions specified in Section
6.01 are satisfied.

     "Closure/Post-Closure Letters of Credit" means letters of credit, surety bonds or other instruments of similar character, the purpose of which is to provide financial assurance to the various state agencies for closure and post-closure obligations for the landfills and transfer stations owned or operated by the Borrower and its Subsidiaries. For purposes of this definition, "Financial assurance," "closure" and "post-closure" shall have the meanings set forth in the administrative code or other comparable regulations of each state in which such landfill and transfer station is located.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

     "Collateral Agent" is defined in the preamble.

     "Commitment" means for any Lender, its Revolving Credit Commitment, Swing Line Commitment (with respect to the Swing Line Lender only), its Term B Commitment and its Direct Pay Letter of Credit Commitment (with respect to the Issuing Bank only), as applicable.

     "Commitment and Acceptance" is defined in Section 2.04(a).

     "Communications" is defined in Section 12.02(b)(iii).

     "Compliance Certificate" means a certificate substantially in the form of Exhibit B as executed by a Responsible Officer.

     "Consolidated Net Income" means with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries from operations after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to write-ups or write downs of assets.


FIRST LIEN CREDIT AGREEMENT-PAGE 6

     "Consolidated Subsidiaries" means each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP. Unless otherwise expressly stated, each reference to the term "Consolidated Subsidiary" shall mean a Subsidiary consolidated with the Borrower.

     "Debt" means, for any Person the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges, in each case accrued but unpaid); (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person to pay, in accordance with GAAP, the deferred purchase price of Property or services (other than for borrowed money), including securities repurchase agreements; (d) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (e) all monetary obligations under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear in the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); (f) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver goods or services in consideration of advance payments, excluding prevails of customer accounts in the ordinary course of business as customary in the business of the Borrower and its Subsidiaries; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any obligation to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of such Person, any warrants, options or other rights to acquire any such shares or any other rights measured by the value of such shares, warrants, options or other rights; (l) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (m) all obligations of such Person under Hedging Agreements; (n) all obligations of such Person under Equipment Leases; and (o) all earn-out obligations of such Person payable to a seller and incurred in connection with a Qualified Acquisition Expenditure, which obligations are deemed accrued in accordance with GAAP. For the avoidance of doubt, the obligations under the Installment Sale Agreement and the Reimbursement Agreement shall be included as one obligation for purposes of determining Debt hereunder.

     "Default" means an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

     "Determination Date" is defined in the definition of Applicable Margin.


FIRST LIEN CREDIT AGREEMENT-PAGE 7

     "Direct Pay Letter of Credit" means that certain letter of credit issued pursuant to the Reimbursement Agreement.

     "Direct Pay Letter of Credit Commitment" means, for the Issuing Bank, its obligations to issue the Direct Pay Letter of Credit in an initial face amount not to exceed $25,308,219.18, as the same may be reduced and/or reinstated pursuant to the Reimbursement Agreement. As of the Closing Date, the amount available for drawing under the Direct Pay Letter of Credit is $22,808,219.18.

     "Direct Pay Letter of Credit Exposure" at any time means the undrawn amount of the Direct Pay Letter of Credit, plus the amount drawn under the Direct Pay Letter of Credit and not yet reimbursed (including by borrowing hereunder).

     "Dissenting Lender" is defined in Section 12.05(g).

     "Dollars" and "$" means lawful money of the United States of America.

     "EBIT" means, for any period, the sum of Consolidated Net Income for such period, plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest and taxes.

     "EBITDA" means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation and amortization.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent, the Issuing Bank and the Swing Line Lender, such approvals not to be unreasonably withheld; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "Environmental Laws" means any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of the Borrower


FIRST LIEN CREDIT AGREEMENT-PAGE 8
or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

     "EPA" means the United States Environmental Protection Agency and any successor Governmental Authority.

     "Equipment Leases" means operating leases for equipment or vehicles having a term longer than 120 days and an aggregate value of more than $250,000.

     "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

     "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or subsections (b) or (c) of Section 414 of the Code.

     "ERISA Event" means (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, unless the 30-day notice requirement with respect to such event has been waived by the PBGC, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA and immediately after such withdrawal the Plan has nonforfeitable benefits which are not fully funded, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Event of Default" is defined in Section 10.01.

     "Excepted Liens" means: (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (b) Liens in connection with workmen's


FIRST LIEN CREDIT AGREEMENT-PAGE 9
compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (d) any Liens reserved in (i) that certain Royalty Agreement dated May 2, 1996 between Central Missouri Landfill, Inc. and Olen Howard for royalty obligations and (ii) leases for rent and for compliance with the terms of such leases, to the extent that any such Lien referred to in this clause (d) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto;
(e) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (f) deposits of cash or securities to secure the performance of bids, trade contracts, leases, permits, surety bonds, appeal bonds, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) Liens permitted by the Loan Documents; (h) reservations, covenants, conditions, restrictions and other Liens that arise or are imposed in connection with host community fee agreements of a type customary in Borrower's or any Subsidiary's business; (i) Liens securing judgments for the payment of money not constituting an Event of Default or securing appeal or other surety bonds related to such judgments; and (j) Liens created or deemed to be created in connection with the transactions contemplated by the Installment Sale Agreement.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.03(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 5.02(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or


FIRST LIEN CREDIT AGREEMENT-PAGE 10
assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.02(a).

     "Existing Credit Agreement" is defined in the Recitals.

     "Existing LCs" means those letters of credit described on Schedule 1.02 issued pursuant to the Existing Credit Agreement.

     "Expansion Expenditure" means an expenditure made in connection with or in furtherance of building a new transfer station, starting a new hauling company, opening an inactive landfill, new municipal contracts that require additional equipment or other property, or other growth and productivity capital expenditures included within the Borrower's business plan so long as (a) the Senior Funded Debt Leverage Ratio is less than 3.75 to 1.00 at the end of each fiscal quarter prior to such expenditure and immediately after giving effect thereto and (b) after giving effect to such expenditure, the Aggregate Revolving Credit Commitments shall exceed the sum of the outstanding aggregate principal amount of the Revolving Credit Loans and Swing Line Loans, plus the LC Exposure, plus the Direct Pay Letter of Credit Exposure by an amount not less than $10,000,000; provided that, in the event clause (a) above has not been satisfied and so long as (i) no Default exists or would exist after giving effect to such expenditure (including without limitation, no Default would exist under Sections
9.12 through and including 9.16 after giving effect to such expenditure), (ii) the requirement in clause (b) above has been satisfied, and (iii) such expenditure does not exceed 20% of Borrower's Net Worth as of the date of such expenditure, then such expenditure shall be deemed an Expansion Expenditure; and "Expansion Expenditures" shall mean all such expenditures.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means that certain letter agreement from Wells Fargo to the Borrower dated March 24, 2005 concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith.

     "Financial Statements" means the financial statement or statements of (a) WCA Corp. described or referred to in the first sentence of Section 7.02 and (b) the Borrower and its Consolidated Subsidiaries described or referred to in the second sentence of Section 7.02.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this


FIRST LIEN CREDIT AGREEMENT-PAGE 11
definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Funded Debt" means, collectively, without duplication, whether classified as Debt, an investment or otherwise on a Person's consolidated balance sheet,
(a) all Debt described in clauses (a), (b), (d), (e) and (o) of the definition of "Debt", but excluding Closure/Post-Closure Letters of Credit, and (b) all guaranties and other surety obligations of the Funded Debt of others; provided, however, that, all obligations in respect of surety bonds and similar instruments of the nature and for the purposes described in Schedule 7.02, item 1 are not included as Funded Debt, and without duplication, Funded Debt shall be reduced by the amount of cash to the extent such cash is greater than $1,000,000 and is maintained by the Borrower or any Guarantor.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

     "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

     "Guarantor" means the Parent and each of the Subsidiaries of the Borrower now or hereafter in existence.

     "Guaranty Agreement" means that certain First Lien Guaranty Agreement dated as of the Closing Date by and among the Guarantors and the Administrative Agent.

     "Hedging Agreements" means any forward contract, futures contract, swap, cap, floor, collar, option or other financing agreement or arrangement, the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

     "Increase Date" is defined in Section 2.04(b).

     "Increased Use" means, with respect to an Acquired Business or Acquired Subsidiary, for the applicable period of determination, waste disposed of in its landfill in excess of Internalized Waste.


FIRST LIEN CREDIT AGREEMENT-PAGE 12

     "Increasing Lenders" is defined in Section 2.04(a).

     "Indemnified Costs" is defined in Section 11.12.

     "Indemnified Parties" is defined in Section 12.03(a)(ii).

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnity Matters" means any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

     "Information" is defined in Section 12.14(b).

     "Initial Determination Date" is defined in the definition of Applicable Margin.

     "Initial Funding" means the funding of the initial Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

     "Installment Sale Agreement" means that certain Installment Sale Agreement dated as of August 1, 2002, by and between the Issuer and Waste Corporation Texas.

     "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof by and among the Agents, the Second Lien Agents, the Borrower and the Guarantors.

     "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to in writing by all Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (a) no Interest Period may end after the Termination Date; (b) no Interest Period for any LIBOR Loan may end after the due date of any installment, if any, provided for in Section 3.01 to the extent that such LIBOR Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (c) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); and (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.


FIRST LIEN CREDIT AGREEMENT-PAGE 13

     "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower's internal controls over financial reporting, in each case as described in the Securities Laws.

     "Internalized Waste" means waste collected by the Borrower or an Affiliate that is disposed of in a landfill (or other form of final disposal) owned or operated by an Acquired Business or Acquired Subsidiary before consummation of its acquisition by the Borrower or a Subsidiary.

     "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person.

     "Issuer" means the Gulf Coast Waste Disposal Authority.

     "Issuing Bank" means Wells Fargo or any other Lender or Affiliate of a Lender agreed to between the Borrower and the Administrative Agent to issue Letters of Credit and the Direct Pay Letter of Credit.

     "LC Commitment" at any time means $30,000,000.

     "LC Exposure" at any time means the difference between (a) the aggregate undrawn face amount of all outstanding and uncancelled Letters of Credit plus the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed (including by borrowings hereunder), minus (b) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

     "Lender" and "Lenders" are defined in the preamble.

     "Lender Party" and "Lender Parties" are defined in Section 11.12.

     "Letter of Credit Agreements" means the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

     "Letters of Credit" means the Existing LCs and the letters of credit issued pursuant to Section 2.01(e) and all reimbursement obligations pertaining to any such letters of credit but excluding the Direct Pay Letter of Credit, and "Letter of Credit" means any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

     "Leverage Ratio" means, for WCA Corp. and its Consolidated Subsidiaries, calculated as of the end of each fiscal quarter the ratio of (a) Funded Debt at the end of such fiscal quarter to (b) Pro Forma Adjusted EBITDA for the immediately preceding four fiscal quarters.


FIRST LIEN CREDIT AGREEMENT-PAGE 14

     "LIBOR Loans" means Loans the interest rates on which are determined on the basis of rates referred to in the definition of "LIBOR Rate".

     "LIBOR Rate" means, for any Interest Period for all LIBOR Loans, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any Interest Period for all LIBOR Loans, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the LIBOR Rate Reserve Percentage for such Interest Period.

     "LIBOR Rate Reserve Percentage" for any Interest Period for all LIBOR Loans means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Loans is determined) having a term equal to such Interest Period.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

     "Loan Documents" means this Agreement, the Direct Pay Letter of Credit, the Reimbursement Agreement, all Letters of Credit, all Letter of Credit Agreements, the Guaranty Agreement, all Security Agreements, all deeds of trust and mortgages, the Intercreditor Agreement and any other agreements, instruments and documents executed by the Borrower or any of its Subsidiaries that are referred to therein as "Loan Documents" under this Agreement.


FIRST LIEN CREDIT AGREEMENT-PAGE 15

     "Loans" means the loans as provided for by Sections 2.01(a), (b) and (d). "Loans" shall include Revolving Credit Loans, Swing Line Loans, and Term B Loans.

     "Material Adverse Effect" means any set of circumstances or events that (a) has or could reasonably be expected to have any material and adverse effect whatsoever upon, or result in or reasonably be expected to result in a material adverse change in, (A) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (B) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis, (b) impairs materially or could be reasonably expected to impair materially the ability of the Borrower and its Subsidiaries to duly and punctually pay and perform their obligations under the Loan Documents or (c) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce its legal remedies pursuant to the Loan Documents.

     "Maximum Rate" is defined in Section 12.11.

     "Multiemployer Plan" means a Plan defined as such in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the preceding six calendar years made or accrued an obligation to make contributions.

     "Net Worth" means, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

     (a) the amount of preferred stock and common stock at par plus the amount of surplus of the Borrower, plus

     (b) the retained earnings (or, in the case of retained earnings deficit, minus the amount of such deficit), minus

     (c) the cost of treasury shares.

     "New Lenders" means (a) an Affiliate of a Lender; (b) an Approved Fund; and
(c) any other Person (other than a natural person) approved by the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Borrower (such approval not to be unreasonably withheld) that, immediately prior to its issuance of a Commitment pursuant to Section 2.04 was not a Lender hereunder.

     "Non-Core Asset" means real Property of the Borrower or any Guarantor which is not used to (a) generate or produce any revenue, (b) generate or produce revenue in excess of a de minimus amount or (c) generate revenue other than from a source or sources that are not a part of the waste collection, transfer and disposal business.

     "Obligations" means all indebtedness, obligations and liabilities of the Borrower to any of the Lenders, any of their Affiliates, or the Administrative Agent, individually or collectively,


FIRST LIEN CREDIT AGREEMENT-PAGE 16
existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under any Hedging Agreement with any Lender or any Affiliate of any Lender, in connection with the deposit and/or cash management products and services provided by Wells Fargo or its Affiliates related to any deposit or other accounts of the Borrower or any of its Subsidiaries, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred under this Agreement, the Direct Pay Letter of Credit, the Reimbursement Agreement, Letters of Credit or other instruments at any time evidencing any thereof, including interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, and all renewals, extensions, increases, refinancings and replacements for the foregoing.

     "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Parent" means WCA Holdings Corporation, a Delaware corporation.

     "Participant" is defined in Section 12.05(d).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

     "Percentage Share" means the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement, as modified from time to time to reflect any assignments permitted by Section 12.05(b).

     "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof, or any other form of entity.

     "Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, an ERISA Affiliate or (b) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower or an ERISA Affiliate with respect to which the Borrower, or an ERISA Affiliate could have liability under Title IV of ERISA in the event such plan has been or were to be terminated.

     "Platform" is defined in Section 12.02(b)(iii).

     "Post-Default Rate" means, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Maximum Rate; provided, however, for a LIBOR Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of


FIRST LIEN CREDIT AGREEMENT-PAGE 17

Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above (a) in the case of a Revolving Credit Loan, the interest rate for such Revolving Credit Loan as provided in Section 3.02(a)(ii) and (b) in the case of a Term B Loan, the interest rate for such Term B Loan as provided in
Section 3.02(a)(iv), but in no event to exceed the Maximum Rate.

     "Prime Rate" means the rate of interest from time to time announced publicly by Wells Fargo, in San Francisco, California, as its prime rate. Such rate is set by Wells Fargo as a general reference rate of interest, taking into account such factors as Wells Fargo may deem appropriate, it being understood that many of Wells Fargo's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wells Fargo may make various commercial or other loans at rates of interest having no relationship to such rate. In addition, such rate is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate, and each change in the Prime Rate will be effective on the day the change is announced within Wells Fargo; provided however, such rate shall be a rate of interest generally applied by Wells Fargo to other loan transactions to the extent such transactions include rates based in whole or in part on the Prime Rate.

     "Principal Office" means the principal office of the Administrative Agent, presently located at 1445 Ross Avenue, Suite 300, Dallas, Texas 75202.

     "Prior Acquisition Add-Back" means, for any period, the EBITDA for such period of any assets or businesses acquired by the Borrower or any of its Consolidated Subsidiaries (the "Acquired Business") or a Consolidated Subsidiary acquired or formed since the beginning of such period (the "Acquired Subsidiary") so long as (a) the acquisition of the Acquired Business or the Acquired Subsidiary satisfied the criteria of a Qualified Acquisition Expenditure, (b) the Borrower, the Acquired Subsidiary and the other Subsidiaries complied with requirements of Section 8.08, (c) the Administrative Agent (i) received the audited annual consolidated and consolidating financial statements for such Acquired Business or Acquired Subsidiary for the fiscal year most recently ended, accompanied by the related opinion of a Registered Public Accounting Firm acceptable to the Administrative Agent, which financial statements and opinion satisfied the criteria set forth in Section 8.01(a), or
(ii) if audited annual financial statements of the Acquired Business or the Acquired Subsidiary were unavailable, received such financial statements and other information (including the amount of EBITDA used in determining Pro Forma Adjusted EBITDA, plus, for the purpose of computing Pro Forma Adjusted EBITDA, the effect of Additional Volume and/or Increased Use, as applicable, and itemized direct cost savings that will be achieved as a result of, or in connection with, the acquisition) requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, and (d) the Administrative Agent received unaudited consolidated and consolidating financial statements (or other financial information) of the Acquired Business or the Acquired Subsidiary for the fiscal quarter most recently ended and for the portion of the fiscal year then ended, all calculations and reports as described herein to be in form and substance reasonably satisfactory to the Administrative Agent.

     "Pro Forma Adjusted EBITDA" means, for any period, the sum of, without duplication, (a) EBITDA for such period, plus (b) non-recurring non-cash expenses or charges during such


FIRST LIEN CREDIT AGREEMENT-PAGE 18
period, plus (c) for any acquisitions which are consummated on or after the Closing Date, add-backs permitted pursuant to Article 11, Regulation S-X of the Securities Act of 1933 for the 12-month period then ended, plus (d) the effect of Additional Volume and/or Increased Use, as applicable, and itemized direct cost savings that will be achieved as a result of, or in connection with, any acquisitions consummated after the Closing Date, plus (e) non-cash charges for accretion on closure and post-closure obligations, plus (f) non-cash charges associated with the disposal contract between Waste Management, Inc. and the Borrower, plus (g) for any acquisitions which have been consummated prior to the Closing Date, the Prior Acquisition Add-Back, plus (h) non-cash charges (or minus non-cash benefits, if applicable) reflecting the adoption of SFAS No. 123 (and all amendments thereto), plus (i) cash compensation charges in an aggregate amount not to exceed $5,000,000 and non-cash compensation charges, all with respect to stock options outstanding and shares issued by Waste Corporation in connection with the extinguishment of options and warrants as part of the 2004 Reorganization, plus (j) non-cash expense (or minus non-cash income, if applicable) associated with FAS 133 treatment of any interest rate Hedging Agreements, plus (k) non-cash losses on asset sales in an aggregate amount not to exceed $500,000.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Qualified Acquisition Expenditure" means collectively, an expenditure by the Borrower or one of its Subsidiaries made in connection with or in furtherance of the acquisition of a Person engaged in a similar line of business as the Borrower and its Subsidiaries, so long as (i) the Senior Funded Debt Leverage Ratio is less than 3.75 to 1.00 at the end of each fiscal quarter prior to such expenditure and immediately after giving effect thereto and (ii) after giving effect to such expenditure, the Aggregate Revolving Credit Commitments shall exceed the sum of the outstanding principal amount of the Revolving Credit Loans and Swing Line Loans, plus the LC Exposure, plus the Direct Pay Letter of Credit Exposure by an amount not less than $10,000,000; provided that, in the event clause (i) above has not been satisfied and so long as (1) no Default exists or would exist after giving effect to such expenditure (including without limitation, no Default would exist under Sections 9.12 through and including
9.16 after giving effect to such expenditure), (2) the requirement in clause
(ii) above has been satisfied, and (3) such expenditure does not exceed 20% of the Borrower's Net Worth as of the date of such expenditure, then such expenditure shall be deemed a Qualified Acquisition Expenditure; and "Qualified Acquisitions Expenditures" shall mean all such expenditures.

     "Qualified Dividend" means any distribution or dividend paid or made by the Borrower or Parent to its respective stockholders equal to the amount of any regularly scheduled payments then due and payable on either (a) Debt of WCA Corp. existing on the Closing Date or (b) Debt of WCA Corp. incurred after the Closing Date so long as such Debt described in this clause (b) has a maturity date at least six months after the scheduled Termination Date (as defined in the Second Lien Credit Agreement).

     "Quarterly Dates" means the last day of each March, June, September and December, in each year, the first of which shall be June 30, 2005; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.


FIRST LIEN CREDIT AGREEMENT-PAGE 19

     "Register" is defined in Section 12.05(c).

     "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "Reimbursement Agreement" means that certain Reimbursement Agreement dated as of August 30, 2002 among the Borrower, Waste Corporation Texas and the Issuing Bank.

     "Related Documents" is defined in the Reimbursement Agreement.

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, attorneys and advisors of such Person and of such Person's Affiliates.

     "Released Parties" is defined in Section 12.17.

     "Required First Lien Lenders" means, at any time while no Loans are outstanding, two or more Lenders having more than 50% of the Aggregate Commitments and, at any time while Loans are outstanding, two or more Lenders holding more than 50% of the aggregate principal amount of the outstanding Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.05(d)), unused Aggregate Revolving Credit Commitments and the Direct Pay Letter of Credit Exposure at such time, provided that:

          (a) with respect to amendments, waivers or consents relating to Sections 2.01(a), 2.03, 3.01(a), 10.02(a)(i) and 10.02(a)(iii), "Required First
Lien Lenders" means the Required Revolving Credit Lenders; and

          (b) with respect to amendments, waivers or consents relating to Sections 2.01(b) and 3.01(b), "Required First Lien Lenders" means the Required Term B Lenders.

     "Required Revolving Credit Lenders" means, at any time while no Loans are outstanding, two or more Lenders having more than fifty percent (50%) of the Aggregate Revolving Credit Commitments and, at any time Revolving Credit Loans are outstanding, two or more Lenders holding more than fifty percent (50%) of the aggregate principal amount of the outstanding Revolving Credit Loans (without regard to any sale by a Lender of a participation in any Revolving Credit Loan under Section 12.05(d)), unused Aggregate Revolving Credit Commitments and the Direct Pay Letter of Credit Exposure at such time.


FIRST LIEN CREDIT AGREEMENT-PAGE 20

     "Required Term B Lenders" means two or more Lenders holding more than fifty percent (50%) of the aggregate principal amount of the outstanding Term B Loans (without regard to any sale by a Lender of a participation in any Term B Loan under Section 12.05(d)) at any time.

     "Reserve Requirement" means, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" or (b) any category of extensions of credit or other assets which include a LIBOR Loan.

     "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer or, with respect to the Borrower, the Controller of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

     "Revolving Credit Commitment" means, for any Lender, its obligation to make Revolving Credit Loans and participate in the issuance of Letters of Credit and the Direct Pay Letter of Credit as set forth opposite such Lender's name on Annex I under the caption "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.05(b).

     "Revolving Credit Loans" means Loans made pursuant to Section 2.01(a).

     "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

     "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

     "Second Lien Administrative Agent" means Wells Fargo and its successors and assigns.

     "Second Lien Agents" means collectively, the Second Lien Administrative Agent and the Second Lien Collateral Agent and their successors and assigns.

     "Second Lien Collateral Agent" means Wells Fargo and its successors and assigns.

     "Second Lien Credit Agreement" means that certain Second Lien Credit Agreement dated as of the Closing Date, by and among the Borrower, the Second Lien Agents and the other lenders party thereto, as the same may be amended, restated or modified as permitted by the Intercreditor Agreement.


FIRST LIEN CREDIT AGREEMENT-PAGE 21

     "Second Lien Financing" means the second lien financing incurred by the Borrower pursuant to the Second Lien Credit Agreement in an aggregate principal amount not in excess of $25,000,000.

     "Secured Parties" means the Agents, the Lenders, each Issuing Bank and each Affiliate of a Lender that is a party to a Hedging Agreement.

     "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

     "Security Agreements" means, collectively, (a) that certain First Lien Security Agreement dated as of the Closing Date by and between the Parent and the Collateral Agent for the benefit of the Secured Parties and (b) that certain First Lien Security Agreement dated as of the Closing Date by and among the Borrower, Borrower's Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

     "Senior Funded Debt" means all Funded Debt other than Subordinated Debt and the Second Lien Financing.

     "Senior Funded Debt Leverage Ratio" means, for the Borrower and its Consolidated Subsidiaries, calculated as of the end of each fiscal quarter, the ratio of (a) Senior Funded Debt as of the end of such fiscal quarter to (b) Pro Forma Adjusted EBITDA for the immediately preceding four fiscal quarters.

     "Settlement" means the making or receiving of payments, in immediately available funds, by the Lenders to or from the Administrative Agent in accordance with Section 2.01(d) hereof to the extent necessary to cause each such Lender's actual share of the outstanding amount of Swing Line Loans to be equal to such Lender's Percentage Share of the outstanding Swing Line Loans, in any case when, prior to such action, the actual share is not so equal.

     "Settlement Amount" is defined in Section 2.01(d)(ii).

     "Settlement Date" is defined in Section 2.01(d)(ii).

     "Settling Lender" is defined in Section 2.01(d)(ii).

     "Special Entity" means, with respect to any Person, any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company (other than a corporation) in which such Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be


FIRST LIEN CREDIT AGREEMENT-PAGE 22
deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

     "Subordinated Debt" means any Debt of the Borrower expressly subordinated to the Obligations, on terms specifically including, without limitation, that payments on such Debt shall be prohibited if a Default exists or would result from such payment, and other terms and conditions and pursuant to documentation, all in form and substance reasonably satisfactory to the Administrative Agent and Required First Lien Lenders, such consents not to be unreasonably withheld.

     "Subsidiary" means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by another Person or one or more of such Person's Subsidiaries or by such Person and one or more of its Subsidiaries and (b) any Special Entity. Unless otherwise expressly stated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Swing Line Commitment" means, for the Swing Line Lender, its obligation to make Swing Line Loans up to $10,000,000.

     "Swing Line Facility" means the facility pursuant to Section 2.01(d).

     "Swing Line Lender" means Wells Fargo or such other Lender as the Administrative Agent, the Borrower and such Lender shall agree.

     "Swing Line Loans" means the Loans made pursuant to Section 2.01(d).

     "Syndication Agent" is defined in the preamble.

     "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     "Term B Commitment" means, as to each Lender, its obligation to make a Term B Loan (which amounts aggregate $100,000,000 in total), as the same may be modified from time to time to reflect any assignment permitted by Section 12.05(b).

     "Term B Loans" means the term loans made pursuant to Section 2.01(b).

     "Termination Date" means (a) with respect to the Aggregate Revolving Credit Commitments, the earlier of (i) April 28, 2010, and (ii) the date that the Aggregate Revolving Credit Commitments are sooner terminated pursuant to Section 2.03(b) or 10.02 and the Revolving Credit Loans are prepaid in full pursuant to
Section 2.08 and (b) with respect to the Aggregate Term B Commitments, the earlier of (i) April 28, 2011 and (ii) the date that the Aggregate Term B Commitments are sooner terminated pursuant to Section 2.03(b) or 10.02 and the Term B Loans are prepaid in full pursuant to Section 2.08.


FIRST LIEN CREDIT AGREEMENT-PAGE 23

     "Transfer" is defined in Section 9.17.

     "Type" means, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.

     "Waste Corporation" means Waste Corporation of America LLC, a Delaware limited liability company.

     "Waste Corporation Texas" means Waste Corporation of Texas, L.P., a Delaware limited partnership.

     "WCA Corp." means WCA Waste Corporation, a Delaware corporation.

     "Welfare Plan" means any employee welfare benefit plan, as defined in
Section 3(1) of ERISA, which (a) is currently or hereafter sponsored maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (b) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

     "Wells Fargo" is defined in the preamble.

     Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's Registered Public Accounting Firm). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth


FIRST LIEN CREDIT AGREEMENT-PAGE 24
in any Loan Document, and either the Administrative Agent, the Borrower or the Required First Lien Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required First Lien Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                                   ARTICLE II

                                  COMMITMENTS

     Section 2.01 Loans and Letters of Credit.

          (a) Revolving Credit Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.05(b), to and up to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Revolving Credit Commitment as then in effect; provided, however, that the aggregate principal amount of all such Revolving Credit Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure, the Direct Pay Letter of Credit Exposure and the outstanding Swing Line Loans shall not exceed the Aggregate Revolving Credit Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

          (b) Term B Loans. Each Lender severally agrees, subject to the terms and conditions of this Agreement, to make a term loan to the Borrower not to exceed its Term B Commitment. Such Term B Loan shall be made by way of a single borrowing made on the Closing Date and a single borrowing made on the date the Borrower has exercised its option pursuant to Section 2.04(a). Subject to
Section 2.04(a), any portion of each Lender's Term B Commitment not utilized by such borrowing on such date shall be permanently canceled.

          (c) Direct Pay Letter of Credit. The Issuing Bank, subject to the terms and conditions of the Existing Credit Agreement, issued the Direct Pay Letter of Credit in a face amount not to exceed the Direct Pay Letter of Credit Commitment for the account of the Borrower or Waste Corporation Texas as described in the Reimbursement Agreement; provided, however, that the aggregate principal amount of all such Revolving Credit Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure, the Direct Pay Letter of Credit Exposure and the outstanding Swing Line Loans shall not exceed the Aggregate Revolving Credit Commitments. In the event of any conflict between any provision of the Reimbursement Agreement and this Agreement or the Existing Credit Agreement, the Borrower, the Issuing Bank, the Administrative Agent and the Lenders hereby agree that the provisions of


FIRST LIEN CREDIT AGREEMENT-PAGE 25
the Reimbursement Agreement shall govern. The Issuing Bank sent to the Borrower and each Lender, immediately upon issuance of the Direct Pay Letter of Credit, a true and complete copy of the Direct Pay Letter of Credit, and will send immediately upon issuance of any amendment of the Direct Pay Letter of Credit, a true and correct copy of such amendment. The Lenders participate in the Direct Pay Letter of Credit according to their respective Percentage Shares pursuant to
Section 2.10.

          (d) Swing Line Loans.

               (i) Solely for ease of administration of the Revolving Credit Loans, the Swing Line Lender may, upon receipt of a notice required under
Section 2.02(c) on the proposed date of funding, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Agreement, bearing interest as set forth in Section 3.02(a)(i). The Swing Line Lender may, in its sole discretion and without conferring with the Lenders, make Swing Line Loans to the Borrower by entry of credits to the Borrower's operating account(s) with the Swing Line Lender to cover checks which the Borrower has drawn or made against such account and shall notify the Administrative Agent of any overdrafts being advanced as Swing Line Loans. The Borrower hereby requests and authorizes the Swing Line Lender to make from time to time such Swing Line Loans by means of appropriate entries of such credits sufficient to cover checks then presented. The Borrower acknowledges and agrees that the making of such Swing Line Loans shall be subject in all respects to the provisions of this Agreement as if they were Swing Line Loans covered by a request under Section 2.02(c), including, without limitation, the limitations set forth in this Section 2.01 and the requirements that the applicable provisions of Section 6.01 (in the case of Swing Line Loans made on the Closing Date) and Section 6.02 be satisfied. All actions taken by the Swing Line Lender pursuant to the provisions of this
Section 2.01(d) shall be conclusive and binding on the Borrower absent manifest error or such Swing Line Lender's gross negligence or willful misconduct. The outstanding aggregate amount of Swing Line Loans advanced by the Swing Line Lender hereunder shall not exceed the Swing Line Commitment at any time. Each Lender with a Revolving Credit Commitment shall remain severally and unconditionally liable to fund its pro rata share (based upon each Lender's Percentage Share) of such Swing Line Loans on each Settlement Date and, in the event the Swing Line Lender chooses not to fund all Base Rate Loans requested on any date, to fund its Percentage Share of the Base Rate Loans requested, subject to satisfaction of the provisions hereof relating to the making of Base Rate Loans. Prior to each Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of the Swing Line Lender. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Swing Line Loans, as a whole or in part, at any time without penalty or premium.

               (ii) The Lenders with Revolving Credit Commitments shall effect Settlements on (A) the Business Day immediately following any day which the Swing Line Lender gives written notice to the Administrative Agent to effect a Settlement, (B) the Business Day immediately following the Swing Line Lender's or the Administrative Agent's becoming aware of the existence of any Default,
(C) the Termination Date, (D) any date on which the Borrower wishes to convert a Swing Line Loan into a Revolving Credit Loan, and (E) in any event, on the first Business Day of each calendar quarter for the immediately preceding calendar quarter (each such date, a "Settlement Date"). One Business Day prior to each such Settlement


FIRST LIEN CREDIT AGREEMENT-PAGE 26

Date, the Administrative Agent shall give notice by facsimile or telecopier to the Lenders with Revolving Credit Commitments of (1) the respective outstanding amount of Revolving Credit Loans made by each Lender as at the close of the prior Business Day, and (2) the amount that any Lender, as applicable (a "Settling Lender"), shall pay to effect a settlement (a "Settlement Amount"). A statement of the Administrative Agent submitted to the Lenders with Revolving Credit Commitments with respect to any amounts owing hereunder shall be PRIMA FACIE evidence of the amount due and owing. Each Settling Lender shall, not later than 11:00 a.m. (Central Time) on each Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent, for the benefit of the Swing Line Lender, at the Administrative Agent's Principal Office in the amount of such Lender's Settlement Amount. All funds advanced by any Lender with a Revolving Credit Commitment as a Settling Lender pursuant to this
Section 2.01(d) shall for all purposes be treated as a Base Rate Loan by that Lender (in place of the Swing Loan Lender) to the Borrower and all such funds so advanced shall be treated as a payment in full of such amount by the Borrower under its Swing Line Loan.

               (iii) Subject to the Settling Lender's receipt of the notice required pursuant to Section 2.01(d)(ii), the Administrative Agent may (unless notified to the contrary by any Settling Lender by 11:00 a.m. (Central Time) one Business Day prior to the Settlement Date) assume that each Settling Lender has made available (or will make available by the time specified in Section 2.01(d)(ii)) to the Administrative Agent its Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, effect Settlements. If the Settlement Amount of such Settling Lender is made available to the Administrative Agent on a date after such Settlement Date, such Settling Lender shall pay the Administrative Agent, for the benefit of the Swing Line Lender, on demand an amount equal to the product of (A) the average, computed for the period referred to in clause (C) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period times (B) such Settlement Amount times (C) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to but not including the date on which such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. Upon payment of such amount such Settling Lender shall be deemed to have delivered its Settlement Amount on the Settlement Date and shall become entitled to interest payable by the Borrower with respect to such Settling Lender's Settlement Amount as if such share were delivered on the Settlement Date. If such Settlement Amount is not in fact made available to the Administrative Agent by such Settling Lender within three Business Days of such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower, with any unpaid interest thereon at the Base Rate.

               (iv) After any Settlement Date, any payment by the Borrower of Swing Line Loans hereunder shall be allocated pro rata among the Lenders with Revolving Credit Commitments, in accordance with such Lender's Percentage Share.

               (v) If, prior to the making of a Revolving Credit Loan pursuant to clause (ii) of this Section 2.01(d), a Default has occurred and is continuing, each Lender with a Revolving Credit Commitment shall, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Percentage Share of such Swing Line Loans. Each Lender with a Revolving


FIRST LIEN CREDIT AGREEMENT-PAGE 27

Credit Commitment will immediately transfer to the Administrative Agent, for the benefit of the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Administrative Agent will deliver to such Lender a Swing Line participation certificate dated the date of receipt of such funds and in such amount.

               (vi) Whenever, at any time after the Administrative Agent has received from any Lender with a Revolving Credit Commitment such Lender's participating interest in the Swing Line Loans pursuant to clause (v) above, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it in like funds as such payment is required to be returned by the Administrative Agent.

               (vii) Each Lender's obligation to purchase participating interests pursuant to clause (v) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (D) any breach of this Agreement by the Borrower or any other Lender or the Administrative Agent; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (e) Letters of Credit. During the period from and including the Closing Date to, but excluding, the date 30 days prior to the Termination Date, the Issuing Bank, as issuing bank for the Lenders with Revolving Credit Commitments, agrees to extend credit for the account of the Borrower or any Guarantor (other than the Parent) at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Revolving Credit Loans, Swing Line Loans, the Direct Pay Letter of Credit Exposure and the LC Exposure then outstanding. The Lenders with Revolving Credit Commitments shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank,
(ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the Borrower or any Guarantor (other than the Parent) and (iv) expire not later than five Business Days prior to the Termination Date.

          (f) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Required First Lien Lenders, no more than 10 LIBOR Loans may be outstanding at any time.


FIRST LIEN CREDIT AGREEMENT-PAGE 28

     Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.

          (a) Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.

          (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $500,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $100,000 in excess thereof, and all LIBOR Loan borrowings shall be in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof.

          (c) Notices. All borrowings (except for borrowings automatically funded under Section 2.10(d)), continuations and conversions shall require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of Exhibit A (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent (i) not later than 11:00 a.m. (Central time) on the date of each Swing Line Loan and (ii) with respect to all Loans other than Swing Line Loans, not later than 11:00 a.m. (Central time) at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.

          (d) Continuation Options. Subject to the provisions made in this
Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

          (e) Conversion Options. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the


FIRST LIEN CREDIT AGREEMENT-PAGE 29

Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in
Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of all or any part of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

          (f) Advances. Not later than 11:00 a.m. (Central time) on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

          (g) Letters of Credit. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders with Revolving Credit Commitments of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 11:00 a.m. (Central time) not less than three Business Days prior thereto of each request for the issuance, and at least the earlier of (A) 30 Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder or (B) 30 calendar days prior to the last date upon which the Issuing Bank is required to give notice of cancellation or non-renewal of such Letter of Credit thereunder, which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof and (v) such other information as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

     In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Administrative Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

     The Issuing Bank will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.


FIRST LIEN CREDIT AGREEMENT-PAGE 30

     Section 2.03 Changes of Aggregate Revolving Credit Commitments.

          (a) The Aggregate Revolving Credit Commitments shall be automatically adjusted as a result of any reductions pursuant to Section 2.03(b) or 2.08.

          (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Revolving Credit Commitments at any time, or from time to time, upon not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

          (c) The Aggregate Revolving Credit Commitments once terminated or reduced may not be reinstated.

     Section 2.04 Increase in Aggregate Commitments.

          (a) So long as (i) no Default has occurred and is continuing, and (ii) the Borrower has not terminated or reduced in part any unused portion of the Aggregate Revolving Credit Commitments at any time pursuant to Section 2.03, the Borrower may by notice to the Administrative Agent, request a one-time increase in the amount of the Aggregate Revolving Credit Commitments or the Aggregate Term B Commitments within the limitations hereafter described, which notices shall set forth the amount of such increase. In accordance with Section 2.04(d), the amount of the Aggregate Revolving Credit Commitments or the Aggregate Term B Commitments may be so increased either by having one or more New Lenders that have been approved by the Borrower become Lenders and/or by having any one or more of the then existing Lenders (at their respective election in their sole discretion) increase the amount of their Commitments ("Increasing Lenders"), provided that (i) the Revolving Credit Commitment or Term B Commitment of any New Lender shall not be less than $5,000,000 and the sum of the Commitments of the New Lenders and the increases in the Commitments of the Increasing Lenders shall be in an aggregate amount of not less than $5,000,000 (and, if in excess thereof, in integral multiples of $1,000,000); (ii) the aggregate amount of all the increases in the Aggregate Commitments pursuant to this Section 2.04 shall not exceed $25,000,000 (provided however, the Administrative Agent shall have consented in its sole discretion to the utilization of the last $5,000,000 of the amount described in this clause (ii)); (iii) the Borrower, each New Lender and/or each Increasing Lender shall have executed and delivered to the Administrative Agent a commitment and acceptance (the "Commitment and Acceptance") substantially in the form of Exhibit D hereto, and the Administrative Agent shall have accepted and executed the same, (iv) if requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 6.01(f), modified to apply to the increase in the Commitments and Commitment and Acceptance executed and delivered in connection therewith); (v) the Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guaranty Agreement continues in full force and effect, and
(vi) the Borrower, each New Lender and/or each Increasing Lender shall otherwise have executed and delivered such other instruments and documents as the


FIRST LIEN CREDIT AGREEMENT-PAGE 31

Administrative Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable). The form and substance of the documents required under clauses (iii) through (vi) above shall be reasonably acceptable to the Administrative Agent. The Administrative Agent shall provide written notice to all of the Lenders hereunder of the admission of any New Lender or the increase in the Commitment of any Increasing Lender hereunder and shall furnish to each of the Lenders copies of the documents required under clause (iii), (iv), (v) and (vi) above.

          (b) Upon the effective date of any increase in the Aggregate Commitments pursuant to the provisions hereof (such date hereinafter referred to as the "Increase Date"), which Increase Date shall be mutually agreed upon by the Borrower, each New Lender, each Increasing Lender and the Administrative Agent, each New Lender and/or Increasing Lender shall make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all New Lenders and Increasing Lenders to the reduction of the outstanding Loans held by the Lenders (including the Increasing Lenders) to cause the principal amount outstanding under the Loans made by each Lender to be equal to each Lender's Percentage Share of the Aggregate Commitments as so increased as described herein. The Borrower hereby irrevocably authorizes each New Lender and/or each Increasing Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Loans held by the other Lenders, and each such payment shall constitute a Loan hereunder. If, as a result of the repayment of the Loans provided for in this Section 2.04(b), any payment of a LIBOR Loan occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any of the Lenders (including any Increasing Lender to the extent of LIBOR Loans held by such Increasing Lender prior to such Increase Date) holding a LIBOR Loan any loss or cost incurred by such Lender resulting therefrom in accordance with
Section 5.04. Upon the Increase Date, all Loans outstanding hereunder (including any Loans made by the New Lenders and/or Increasing Lenders on the Increase
Date) shall be Base Rate Loans, subject to the Borrower's right to convert the same to LIBOR Loans on or after such date in accordance with the provisions of
Section 2.02.

          (c) Upon the Increase Date and the making of the Revolving Credit Loans by the New Lenders and/or Increasing Lenders in accordance with the provisions of Section 2.04(b), each New Lender and/or each Increasing Lender shall also be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, from the Lenders with Revolving Credit Commitments immediately prior to the Increase Date, an undivided interest and participation in any Letter of Credit and Swing Line Loan, as applicable, then outstanding, ratably, such that each Lender (including each New Lender) with Revolving Credit Commitments holds a participation interest in each such Letter of Credit and Swing Line Loan, as applicable, in proportion to such Lender's Percentage Share.

          (d) Upon the notice by the Borrower to the Administrative Agent pursuant to Section 2.04(a) hereof, each of the then existing Lenders shall have the right (at such Lender's election) to increase its Commitment by an amount equal to such Lender's Percentage Share of the proposed increase in the Aggregate Commitments. If less than all of the proposed increase in Aggregate Commitments is elected by the existing Lenders, then any of the then existing Lenders shall have the right to increase its Commitment in an amount greater than such Lender's


FIRST LIEN CREDIT AGREEMENT-PAGE 32

Percentage Share of the proposed increase in the Aggregate Commitments with the Administrative Agent's approval. If the entire amount of the proposed increase in Aggregate Commitments is still not obtained, the Borrower may with the Administrative Agent's cooperation add New Lenders, such New Lenders to be reasonably acceptable to the Administrative Agent, with new Commitments which when added to the increase in Commitments of the Increasing Lenders, shall equal the requested increase in the Aggregate Commitments. In the event the sum of each New Lender's Commitment and the increase in each Increasing Lender's Commitment is less than the requested increase in the Aggregate Commitments, the Borrower may elect to accept the increase in the Aggregate Commitments to be equal to such lesser amount. Notwithstanding anything to the contrary, Administrative Agent shall not be liable for any failure to obtain Increasing Lenders or New Lenders hereunder or any failure to increase the Aggregate Commitments by the amount so requested by the Borrower pursuant to Section 2.04(a).

          (e) Nothing contained herein shall constitute, or otherwise be deemed to be a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time. No Lender (except only for itself) shall have the right to decline Borrower's request pursuant to Section 2.04(a) for an increase in the Aggregate Commitments.

     Section 2.05 Fees.

          (a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender holding a Revolving Credit Commitment, a commitment fee on the daily average unused amount of the Aggregate Revolving Credit Commitments for the period from and including the Closing Date up to, but excluding, the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Termination Date at a rate per annum equal to the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio on the most recent Determination
Date:

                                          COMMITMENT FEE
             LEVERAGE RATIO                 PERCENTAGE
             --------------               --------------
Greater than or equal to 4.00:1.00            0.500%
Less than 4.00:1.00 but greater than or
   equal to 3.50:1.00                         0.375%
Less than 3.50:1.00 but greater than or
   equal to 2:00:1.00                         0.300%
Less than 2.00:1.00                           0.250%

The commitment fee percentage shall be established as of each Determination Date beginning with the Initial Determination Date. Any change in the commitment fee percentage following each Determination Date shall be determined based upon the information and computations set forth in the financial statements and Compliance Certificate furnished to the Administrative Agent pursuant to Section 8.01, subject to review and approval of such computations by the Administrative Agent. Each change in the commitment fee percentage shall be effective as of the first day of the calendar month following each Determination Date and shall remain in effect until the date that is the first day of the calendar month following the next Determination Date


FIRST LIEN CREDIT AGREEMENT-PAGE 33
for which a change in the commitment fee percentage occurs; provided, however; if the Borrower shall fail to deliver any required financial statements or Compliance Certificate within the time period required by Section 8.01, the commitment fee percentage shall be the highest percentage amount set forth in the above table for the period beginning on the relevant Determination Date and ending on the date that the appropriate financial statements and Compliance Certificate are so delivered. Notwithstanding the foregoing, during the period beginning on the Closing Date and ending on the Initial Determination Date, the commitment fee percentage shall be 0.50%. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Termination Date. For purposes of computing the commitment fees payable hereunder, outstanding Swing Line Loans shall be disregarded.

          (b) Letter of Credit and Direct Pay Letter of Credit Fees.

               (i) The Borrower agrees to pay the Administrative Agent, for the account of each Lender holding a Revolving Credit Commitment, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin in effect from time to time for LIBOR Loans, provided that each Letter of Credit shall bear a minimum commission of $500. Each Letter of Credit shall be deemed to be outstanding up to the full undrawn face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

               (ii) In addition to the foregoing, the Borrower shall pay to the Issuing Bank, for its own account, (A) a fronting fee equal to 0.125% per annum of the face amount of each Letter of Credit issued, which fee is due and payable on the date of any renewal or increase of such Letter of Credit and (B) amendment, transfer, negotiating and other fees in accordance with the Issuing Bank's then current fee policy generally applicable to letters of credit of the same or similar type issued by the Issuing Bank.

               (iii) In addition to the foregoing, the Borrower shall pay to the Issuing Bank, for its own account, certain fees more specifically described in the Reimbursement Agreement.

          (c) The Borrower shall pay such other fees as are set forth in the Fee Letter in the manner and on the dates specified therein to the extent not paid prior to the Closing Date.

     Section 2.06 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender


FIRST LIEN CREDIT AGREEMENT-PAGE 34
to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

     Section 2.07 Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan on the Termination Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each LIBOR Loan on the last day of the Interest Period applicable to such Loan and (iii) to the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the earlier of the Termination Date and the day that is at least seven Business Days after such Swing Line Loan is made; provided that on each date that a Revolving Credit Loan is made, the Borrower shall repay all Swing Line Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.05) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Section 2.08 Prepayments.

          (a) Voluntary Prepayments. The Borrower may prepay the Base Rate Loans upon not less than one Business Day's prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000 or any whole multiple of $100,000 or, if less, the remaining aggregate principal balance outstanding on the


FIRST LIEN CREDIT AGREEMENT-PAGE 35

Loans) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay LIBOR Loans on the same conditions as for Base Rate Loans (except that prior notice to the Administrative Agent shall be not less than three Business Days for LIBOR Loans and the amount of the prepayment shall be at least $1,000,000 or any whole multiple of $500,000 or if less, the remaining aggregate principal balance outstanding on the Loans) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.04.

          (b) Mandatory Prepayments.

               (i) Revolving Credit Commitment Reductions. If, after giving effect to any termination or reduction of the Aggregate Revolving Credit Commitments pursuant to Section 2.03(b) or 2.03(c), the outstanding aggregate principal amount of the Revolving Credit Loans and Swing Line Loans, plus the LC Exposure, plus the Direct Pay Letter of Credit Exposure exceeds the Aggregate Revolving Credit Commitments, the Borrower shall (i) prepay the Revolving Credit Loans and Swing Line Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Revolving Credit Loans and Swing Line Loans because of LC Exposure and/or Direct Pay Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

               (ii) Upon Transfers and Issuances of Equity. The Borrower shall, and shall cause any Subsidiary to, pay an amount equal to (A) 100% of the net cash proceeds received from any Transfers of the type referred to in Section 9.17(i), based on the greater of the net book value of the Property sold or the net proceeds received, provided, that, with respect to net cash proceeds received from a Transfer permitted under Section 9.17(i), the Borrower is not required to make a prepayment hereunder so long as such proceeds have been applied to the purchase of replacement Property as described in Section 9.17(i) or may be otherwise permitted pursuant to Section 9.17(iii), (B) 50% of the excess net cash proceeds received from any issuance by WCA Corp. of any Debt or by its Subsidiaries of any Subordinated Debt to the extent that during any fiscal year of the Borrower such net cash proceeds exceed $30,000,000 in the aggregate, (C) 50% of the excess net cash proceeds received from any issuance by WCA Corp. or its Subsidiaries of common stock to the extent that during any fiscal year of the Borrower such net cash proceeds exceed $65,000,000 in the aggregate and (D) 100% of the net cash proceeds received from any issuance by WCA Corp. or its Subsidiaries of equity securities (other than common stock). Prepayments made pursuant to this clause (ii) shall be applied first, to the scheduled principal installments of the Term B Loans according to the then unpaid amounts thereof in the inverse order of maturity, second, to the Revolving Credit Loans, and third, as cash collateral or, at the Borrower's election so long as no Default has occurred and is continuing, effect optional redemption of the Bonds in an amount not less than the Direct Pay Letter of Credit Exposure as provided in the Reimbursement Agreement. Upon the occurrence of any event requiring a mandatory prepayment to the Revolving Credit Loans pursuant to this Section 2.08(b)(ii) other than the issuance by WCA Corp. of equity securities in connection with an initial public offering consummated on or about the Closing Date, the Aggregate Revolving


FIRST LIEN CREDIT AGREEMENT-PAGE 36

Credit Commitments shall automatically reduce by an amount equal to such net cash proceeds received in connection with the transactions described in clauses
(A) and (B) above. Notwithstanding the foregoing, the Borrower may elect to provide cash collateral in lieu of the prepayment required pursuant to this clause (ii) to the extent any LIBOR Loans are outstanding until termination of the applicable Interest Period so long as (A) the pledge of cash collateral does not affect the tax-exempt nature of the Bonds or result in the Bonds being characterized as so called "arbitrage bonds," and (B) no Default has occurred and is continuing.

               (iii) Generally. Prepayments permitted or required under this
Section 2.08 shall be without premium or penalty, except as required under
Section 5.04 for prepayment of LIBOR Loans. Any prepayments on the Revolving Credit Loans may be reborrowed subject to the then effective Aggregate Revolving Credit Commitments. Any prepayments on the Term B Loans may not be reborrowed and shall be applied to installments on the Term B Loans in the inverse order of maturity. Any voluntary prepayments shall be applied to the Revolving Credit Loans or Term B Loans as specified by Borrower. Together with any prepayments made hereunder, the accrued interest on the principal amount so prepaid shall be due and payable on the date of such prepayment.

               (iv) Transfers of Non-Core Assets. The Borrower shall, and shall cause any Guarantor or Subsidiary to, apply an amount equal to 100% of the net cash proceeds received from any Transfers of the type referred to in Section 9.17(iv) to first, promptly prepay the Term B Loans, second, promptly prepay the Revolving Credit Loans and third, promptly provide cash collateral. Notwithstanding the foregoing, the Borrower may elect to provide cash collateral in lieu of the prepayment required pursuant to this clause (iv) to the extent any LIBOR Loans are outstanding until termination of the applicable Interest Period so long as no Default has occurred and is continuing.

     Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or the Direct Pay Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit or the Direct Pay Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees), nor any Lender shall be responsible for the validity, sufficiency (except for the sufficiency on their face) or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency (except for the sufficiency on their face) of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the Direct Pay Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit or the Direct Pay Letter of Credit to comply fully with the underlying conditions required in order to draw upon any Letter of Credit or the Direct Pay Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or


FIRST LIEN CREDIT AGREEMENT-PAGE 37
prevent the vesting of any of the Issuing Bank's, the Administrative Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements or this Agreement, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to comply with the terms of the applicable Letter of Credit or the Direct Pay Letter of Credit, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, the Direct Pay Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower in the absence of gross negligence or willful misconduct on the part of any such Person.

     Section 2.10 Obligation to Reimburse and to Prepay.

          (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Administrative Agent within two Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans (but in no event to exceed the Maximum Rate) through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Maximum Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. Subject to Section 12.11, the obligations of the Borrower or Waste Corporation Texas, if applicable, under this Agreement with respect to each Letter of Credit and the Direct Pay Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, the Direct Pay Letter of Credit or any of the other Loan Documents; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit, the Direct Pay Letter of Credit or any of the other Loan Documents; (iii) the existence of any claim, set-off, defense or other rights which the Borrower or any Guarantor, if applicable, may have at any time against the beneficiary of any Letter of Credit or the Direct Pay Letter of Credit or any transferee of any Letter of Credit or the Direct Pay Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Direct Pay Letter of Credit, the other Loan Documents, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit or the Direct Pay Letter of Credit proves to have been forged, fraudulent, insufficient (so long as it is not insufficient on its face) or invalid in any respect or any statement therein proves


FIRST LIEN CREDIT AGREEMENT-PAGE 38
to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit or the Direct Pay Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit or the Direct Pay Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except to the extent the Borrower or any Subsidiary actually recovers (net of costs and expenses) any proceeds (net of any expenses incurred for such recovery) for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct.

          (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.08(b) or the maturity of the Loans, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.08(b)), shall be deemed to be forthwith due and owing by the Borrower to the Administrative Agent as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Administrative Agent on behalf of the Issuing Bank and the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement or the other Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

          (c) Each Lender with a Revolving Credit Commitment severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's Percentage Share of any disbursement made by the Issuing Bank (i) under any Letter of Credit that is not reimbursed according to this Section 2.10 or (ii) under the Direct Pay Letter of Credit that is not reimbursed according to the Reimbursement Agreement.

          (d) Notwithstanding anything to the contrary contained herein, subject to availability under the Swing Line Commitment, to the extent the Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within two Business Days after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Swing Line Lender as a Swing Line Loan hereunder and used by the Swing Line Lender to pay such Letter of Credit reimbursement obligation. To the extent the funding of such Letter of Credit reimbursement obligation as a Swing Line Loan would cause the aggregate amount of all Swing Line Loans


FIRST LIEN CREDIT AGREEMENT-PAGE 39
outstanding to exceed the Swing Line Commitment or the Swing Line Lender does not desire to make a Swing Line Loan for such purpose, such Letter of Credit reimbursement obligation shall not be funded as a Swing Line Loan, but instead shall be funded as a Revolving Credit Loan.

     Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

     Section 3.01 Repayment of Loans.

          (a) Revolving Credit Loans. On the Termination Date the Borrower shall repay the outstanding principal amount of the Revolving Credit Loans.

          (b) Term B Loans. Commencing on June 30, 2005 and on each Quarterly Date thereafter through and including June 30, 2010, the aggregate principal amount of the Term B Loans shall be payable in amounts equal to 1.00% per annum of the aggregate Term B Loans outstanding on the Effective Date (less any amounts applied to such installments as permitted pursuant to Sections 2.08(b)(ii), (iii) and (iv) hereof). Commencing September 30, 2010 through and including March 31, 2011, the aggregate principal amount of the Term B Loans shall be payable in installments in the principal amount of $19,750,000 (less any amounts applied to such installments as permitted pursuant to Sections 2.08(b)(ii), (iii) and (iv) hereof), with final payment of the remaining principal balance on the Term B Loans due on the Termination Date.

          (c) Swing Line Loans. The principal amount of each advance of a Swing Line Loan (together with all interest accrued thereon until the date of payment) shall be repaid pursuant to the terms of Section 2.01(d).

          (d) Direct Pay Letter of Credit. The amount of the Direct Pay Letter of Credit shall be reduced as provided in the Reimbursement Agreement.

          (e) Generally. The Borrower will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this Section 3.01.

     Section 3.02 Interest.

          (a) Interest Rates. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

               (i) if such Revolving Credit Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Maximum Rate;


FIRST LIEN CREDIT AGREEMENT-PAGE 40

               (ii) if such Revolving Credit Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Maximum Rate;

               (iii) if such Term B Loan is a Base Rate Loan, the Base Rate (as in effect from time to time), plus 2.00%, but in no event to exceed the Maximum Rate; and

               (iv) if such Term B Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus 3.00%, but in no event to exceed the Maximum Rate.

          (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amounts due and payable or that become due and payable by the Borrower hereunder or under any Loan Document held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default (or the date any such other amount becomes due and payable) until the same is paid in full or all Events of Default are cured or waived. If an Event of Default under Section 10.01(a) occurs, the operation of this Section 3.02(b) shall be automatic, but if the only Events of Default are Events of Default other than under Section 10.01(a), the operation of this Section 3.02(b) shall require the election of the Required First Lien Lenders to accrue interest at the Post-Default Rate.

          (c) Due Dates. Accrued interest on Base Rate Loans shall be payable monthly on the first day of each month commencing on January 1, 2005, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Revolving Credit Loans on the Termination Date shall be paid on such date. Accrued interest on Swing Line Loans shall be paid pursuant to Section 3.01(c). Any accrued and unpaid interest on the Term B Loans on the Termination Date shall be paid on such date.

          (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

     Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower or Waste Corporation Texas, if


FIRST LIEN CREDIT AGREEMENT-PAGE 41
applicable, under this Agreement, the Direct Pay Letter of Credit and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. (Central time) on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

     Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under
Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Section 2.05(a) and Section 2.05(b)(i) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Revolving Credit Commitments under Section 2.03(b) (subject to the last sentence thereof) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower or Waste Corporation Texas, if applicable, of disbursements under the Direct Pay Letter of Credit or Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

     Section 4.03 Computations. Interest on all LIBOR Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Maximum Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. All computations of interest on Base Rate Loans and fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day).


FIRST LIEN CREDIT AGREEMENT-PAGE 42

     Section 4.04 Non-receipt of Funds by the Administrative Agent.

          (a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan, Letters of Credit or Direct Pay Letter of Credit that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, Letters of Credit or Direct Pay Letter of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.01(d), 2.02(f) and 2.10(c) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan, Letters of Credit or Direct Pay Letter of Credit available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loan, Letters of Credit or Direct Pay Letter of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Loan, Letters of Credit or Direct Pay Letter of Credit. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

          (b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     Section 4.05 Set-off, Sharing of Payments, Etc. (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender, the Issuing Bank, and each of their respective Affiliates shall have the right and be entitled (after consultation with the Agents), at its option, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the


FIRST LIEN CREDIT AGREEMENT-PAGE 43

Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          (b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

               (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

               (y) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Exposure to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                                    ARTICLE V

                                YIELD PROTECTION

     Section 5.01 Increased Costs.


FIRST LIEN CREDIT AGREEMENT-PAGE 44

          (a) Increased Costs Generally. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Bank;

               (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.02 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

               (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate on an after-tax basis such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate on an after-tax basis such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section


FIRST LIEN CREDIT AGREEMENT-PAGE 45
and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     Section 5.02 Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower


FIRST LIEN CREDIT AGREEMENT-PAGE 46
shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

     Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

               (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

               (ii) duly completed copies of Internal Revenue Service Form
W-8ECI,

               (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

               (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

          (f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole judgment, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an


FIRST LIEN CREDIT AGREEMENT-PAGE 47
amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

     Section 5.03 Mitigation Obligations; Replacement of Lenders.

          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.01, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.02, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
5.01 or 5.02, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) Replacement of Lenders. If any Lender requests compensation under
Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 5.02, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.05(b)), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

               (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.05(b)(iv);

               (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);


FIRST LIEN CREDIT AGREEMENT-PAGE 48

               (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to
Section 5.02, such assignment will result in a reduction in such compensation or payments thereafter; and

               (iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          (c) Time Limited. Notwithstanding anything to the contrary contained in this Article V, the Borrower shall not be required to reimburse or pay any costs or expenses to any Lender as required by such sections which have accrued more than 180 days prior to such Lender's giving notice to the Borrower that such Lender has suffered or incurred such costs or expenses.

          (d) Non Discriminatory Basis. None of the Lenders shall be permitted to pass through to the Borrower costs and expenses under this Article V which are not also passed through by such Lender to other customers of such Lender similarly situated when such customer is subject to documents containing similar provisions as those contained in such Sections.

     Section 5.04 Compensation. The Borrower shall pay to each Lender within 30 days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender reasonably determines are attributable to:

          (a) any payment, prepayment or conversion of a LIBOR Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article V to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c); provided, however, that where such failure is attributable to the circumstances set forth in Sections 5.01(b),
5.02 or 5.03 with respect to such Lender's inability or determination not to make LIBOR Loans, no such compensation shall be required. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal


FIRST LIEN CREDIT AGREEMENT-PAGE 49
amount and with maturities comparable to such period (as reasonably determined by such Lender).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.01 Initial Funding. The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agents and the Lenders of all fees payable pursuant to Section 2.05 and the Fee Letter on or before the Closing Date and the receipt by the Agents of the following documents (in sufficient original counterparts for each Lender) and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance:

          (a) The Guaranty Agreement, the Security Agreements, the Intercreditor Agreement and all other Loan Documents, duly executed by the appropriate parties thereto.

          (b) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which the Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (iii) specimen signatures of the authorized officers, and (iv) the certificate of incorporation and the bylaws of the Borrower certified to be correct and complete copies. The Agents and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

          (c) A certificate of the Secretary or an Assistant Secretary of each Guarantor setting forth (i) resolutions of its board of directors or other governing body with respect to the authorization of such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Guarantor (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation, bylaws, partnership agreements, or other organizational documents of such Guarantor certified to be correct and complete copies. The Agents and the Lenders may conclusively rely on such certificate until they receive notice in writing from such Guarantor to the contrary.

          (d) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and Guarantors.


FIRST LIEN CREDIT AGREEMENT-PAGE 50

          (e) A Compliance Certificate, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding but with all calculations made as of March 31, 2005.

          (f) Opinions of legal counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent, as to such matters incident to the transactions herein contemplated as the Administrative Agent may reasonably request.

          (g) Pro forma projections prepared by the Borrower and copies of the Financial Statements, all in form and substance satisfactory to the Administrative Agent.

          (h) Copies of the fully executed Second Lien Credit Agreement and the documents related thereto and evidence of the closing of the Second Lien Financing.

          (i) Environmental review report of the real property located in Wake County, North Carolina and Guilford County, North Carolina recently purchased by the Borrower and certain of its Subsidiaries, such report to be satisfactory to Administrative Agent.

          (j) Modifications to the mortgages and deeds of trust and any other Loan Documents related to the real Property to reflect the transactions described herein.

          (k) Evidence of receipt by the Borrower of at least a B-/B3 corporate credit rating from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Services, Inc.

          (l) Such other documents, agreements, and instruments as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

     Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans (except as to Loans automatically funded pursuant to Section 2.10(d)) to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

          (a) no Default shall exist;

          (b) no Material Adverse Effect shall have occurred and be continuing; and

          (c) the representations and warranties made by the Borrower in Article VII and by the Borrower and each Guarantor in the Loan Documents shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and immediately after giving effect to such new borrowing, except to the extent such representations and warranties are set forth as being related only to a specified date (e.g. "as of the Closing Date") and were true and correct as of such specified date or the Required First Lien Lenders may expressly consent in writing to the contrary.


FIRST LIEN CREDIT AGREEMENT-PAGE 51

Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

     Section 6.03 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

     Section 6.04 Determinations Under Section 6.01. For purposes of determining compliance with the conditions specified in Section 6.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender with respect to any Loan or issuance of any Letters of Credit, prior to the Closing Date, specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Loan or issuance of any Letters of Credit.

     Section 6.05 No Waiver. No waiver of any condition precedent shall preclude the Administrative Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agents and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit to the extent provided in Section 6.02):

     Section 7.01 Corporate Existence. Each of the Borrower and each Subsidiary:
(i) is a corporation, limited partnership or limited liability company duly organized, legally existing and in good standing, if applicable, under the laws of the jurisdiction of its organization; (ii) (x) has all requisite power (corporate or otherwise), and (y) has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except in each case referred to in clauses (ii)(y) and (iii), to the extent the failure so to do could not reasonably be expected to have a Material Adverse Effect.


FIRST LIEN CREDIT AGREEMENT-PAGE 52

     Section 7.02 Financial Condition. The audited consolidated balance sheet of WCA Corp. as at December 31, 2004 and the related consolidated statement of income, stockholders' equity and cash flow for the fiscal year ended on said date, with the opinion thereon of a Registered Public Accounting Firm heretofore furnished to each of the Lenders, are complete and correct and fairly present the consolidated financial condition of WCA Corp. and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year, all in accordance with GAAP, as applied on a consistent basis. The unaudited consolidated balance sheet of the Borrower as at March 31, 2005 and the related consolidated statement of income, stockholders' equity and cash flow for the portion of the fiscal year ended on such date are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said date, all in accordance with GAAP, as applied on a consistent basis (subject to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, forward or long-term commitments other than those customary in Borrower's business or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since March 31, 2005, there has been no change or event that could reasonably be expected to have a Material Adverse Effect. Since the date of the Financial Statements, neither the Properties of the Borrower or any Subsidiary have been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy where such event or matter could reasonably be expected to result in a Material Adverse Effect. Since the date of the Financial Statements, no Internal Control Event has occurred.

     Section 7.03 Litigation. Except as disclosed to the Lenders in Schedule
7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which can reasonably be expected to result in any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles) and which could reasonably be expected to have a Material Adverse Effect.

     Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents and the Related Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or bylaws, partnership agreement, operating agreement or other organizational documents, as the case may be, of the Borrower or any Subsidiary, or, in any material respect, any Governmental Requirement or any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any material Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

     Section 7.05 Authority. The Borrower and each Subsidiary have all necessary power (corporate or otherwise) and authority to execute, deliver and perform its obligations under the


FIRST LIEN CREDIT AGREEMENT-PAGE 53

Loan Documents and the Related Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents and the Related Documents to which it is a party, have been duly authorized by all necessary action (corporate or otherwise) on its part; and the Loan Documents and the Related Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms.

     Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Related Documents or for the validity or enforceability thereof, except for (i) the recording and filing of the Loan Documents as required by this Agreement and
(ii) approvals by the applicable Governmental Authorities (including the Issuer, the Attorney General of the State of Texas and the Comptroller of Public Accounts of the State of Texas) with respect to the transactions relating to the Installment Sale Agreement and issuance of the Bonds.

     Section 7.07 Use of Proceeds. The proceeds of the Loans and the Direct Pay Letter of Credit shall be used to (i) refinance certain existing indebtedness of the Borrower, (ii) pay fees and expenses incurred in connection with the transactions contemplated hereby, (iii) provide working capital and general business purpose needs of the Borrower and the Guarantors (other than the Parent), (iv) the funding of Qualified Acquisition Expenditures, Expansion Expenditures, and Capital Expenditures permitted hereunder, (v) make payments pursuant to the Reimbursement Agreement and the Installment Sale Agreement, and
(vi) the funding of certain other expenditures approved by the Administrative Agent from time to time. The Letters of Credit shall be used for general business purposes of the Borrower and the Guarantors (other than the Parent). The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock.

     Section 7.08 ERISA.

          (a) The Borrower and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

          (b) Each Plan and each Welfare Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (c) No act, omission or transaction has occurred which could reasonably be expected to result in imposition on the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to Section 502(c), (i), (l) or (m) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA.

          (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated within the preceding six calendar years. No liability to the


FIRST LIEN CREDIT AGREEMENT-PAGE 54

PBGC (other than for the payment of current premiums which are not past due) by the Borrower or any ERISA Affiliate has been or is expected by the Borrower or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan (other than a Multiemployer Plan) has occurred.

          (e) Full payment when due has been made of all amounts which the Borrower or any ERISA Affiliate is required under the terms of each Plan and each Welfare Plan or applicable law to have paid as contributions to such Plan or Welfare Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in
Section 4041 of ERISA.

          (g) None of the Borrower or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower or any ERISA Affiliate in its sole discretion at any time without any liability that could reasonably be expected to have a Material Adverse Affect.

          (h) None of the Borrower or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

          (i) None of the Borrower or any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liabilities of the Plan.

     Section 7.09 Taxes. Each of the Borrower and its Subsidiaries has filed or obtained extensions for filing of all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes shown to be due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

     Section 7.10 Titles, etc. Except as set forth in Schedule 7.10:

          (a) Each of the Borrower and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens


FIRST LIEN CREDIT AGREEMENT-PAGE 55
permitted by Section 9.02. Material Property held by the Borrower or its Subsidiaries under leases or similar arrangements are listed in item 2 of
Schedule 7.10.

          (b) All material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.

          (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

          (d) All of the assets and Properties of the Borrower and its Subsidiaries which are material to the operation of its business are in good working condition, ordinary wear and tear excepted, and are maintained in accordance with prudent business standards.

     Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report, taken as a whole, furnished to the Administrative Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. To the best knowledge of the Borrower after due inquiry, as of the Closing Date there is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

     Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14, the Borrower has no Subsidiaries.

     Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this


FIRST LIEN CREDIT AGREEMENT-PAGE 56

Agreement. As of the Closing Date, the principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
Schedule 7.14.

     Section 7.16 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

     Section 7.17 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect (or with respect to clauses (c) and (d) below, where the failure to take such actions would not reasonably be expected to have a Material Adverse Effect), to the best knowledge of the Borrower, after due inquiry:

          (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

          (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

          (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, are set forth on
Schedule 7.17 and have been duly obtained or filed, or to the extent not obtained or filed, will be obtained or filed in the ordinary course of business, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;


FIRST LIEN CREDIT AGREEMENT-PAGE 57

          (e) The Borrower has taken all steps reasonably necessary to determine and based on such steps and due inquiry has no reason to believe that any hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released or that there has been any threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary, in each case except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

          (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the Environmental Laws applicable to the Borrower and its Subsidiaries during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to Environmental Laws, will not be able to maintain compliance with Environmental Laws requirements during the term of this Agreement;

          (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment; and

          (h) (i) no portion of the real Property of the Borrower or any Subsidiary has been used for the handling, processing, storage or disposal of hazardous substances; and no underground tank or other underground storage receptacle for hazardous substances is located on such Properties; (ii) in the course of any activities conducted by the Borrower, or operators of such real Property, no hazardous substances have been generated or are being used on such Properties; (iii) there have been no unpermitted releases or threatened releases of hazardous substances on, upon, into or from the real Property of the Borrower or any Subsidiary; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of such real Property, which, through soil or groundwater contamination, may have come to be located on such Properties; and (v) in addition, when required under applicable Environmental Laws, any hazardous substances that have been generated on such real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Borrower's knowledge, have been and are operating in material compliance with such permits and applicable Environmental Laws.

     Section 7.18 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure could reasonably be expected to have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

     Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary as of the Closing Date. As of such date, all such policies are in full force and effect, all premiums with respect thereto


FIRST LIEN CREDIT AGREEMENT-PAGE 58
covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in
Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, as to which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated themselves as being self insured as of the Closing Date. Neither the Borrower nor any Subsidiary has been unable to obtain any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     Section 7.20 Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the other Loan Documents, and any contracts or agreements in respect of liens permitted under Section 9.02), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

     Section 7.21 Material Agreements. Set forth on Schedule 7.21 hereto is a complete and correct list of all material agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries, and all material obligations of the Borrower or any of its Subsidiaries to issuers of material surety or appeal bonds issued for account of the Borrower or any such Subsidiary, and subject to
Schedule 7.21 such list correctly sets forth the names of the debtor and creditor with respect to the Debt obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt obligation. The Borrower has heretofore delivered to the Administrative Agent and the Lenders a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the Closing Date.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Obligations:

     Section 8.01 Reporting Requirements. The Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each for the Lenders:


FIRST LIEN CREDIT AGREEMENT-PAGE 59

          (a) Annual Financial Statements of WCA Corp. As soon as available and in any event within 90 days after the end of each fiscal year of WCA Corp., the audited consolidated statements of income, stockholders' equity, and cash flows of WCA Corp. and its Consolidated Subsidiaries (including the Borrower) for such fiscal year, and the related audited consolidated balance sheets of WCA Corp. and its Consolidated Subsidiaries (including the Borrower) as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of a Registered Public Accounting Firm of recognized national standing acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of WCA Corp. and its Consolidated Subsidiaries (including the Borrower) as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which such Registered Public Accounting Firm shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception or other material exception, and a certificate of such Registered Public Accounting Firm stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

          (b) Annual Financial Statements of Borrower. If WCA Corp. has any Subsidiary not a party to the Loan Documents, then, as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, unaudited consolidating, statements of income, stockholders equity, and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related unaudited consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year, and that such financial statements have been prepared in accordance with GAAP.

          (c) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarterly period of each fiscal year of the Borrower, consolidated and consolidating statements of income, retained earnings, and cash flows of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

          (d) Annual Projections. As soon as available and in any event not later than 60 days after the end of each fiscal year of the Borrower, beginning with the fiscal year beginning January 1, 2006, an annual budget of the Borrower and its Consolidated Subsidiaries for the succeeding fiscal year, setting forth in reasonable detail, the projected revenues and expenses of the Borrower and its Consolidated Subsidiaries, all in form satisfactory to the


FIRST LIEN CREDIT AGREEMENT-PAGE 60

Lenders; provided, however, that Borrower may include in any projections customary explanations and disclaimers regarding any such projections, and provided further, such projections are based on the good faith determinations of such information believed by the Borrower to be reasonable at the time.

          (e) Notice of Default, Etc. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

          (f) Other Accounting Reports. Promptly upon receipt thereof, a copy of each management letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter.

          (g) SEC Filings, Etc. From and after such time, if any, as Borrower files a registration statement with the SEC or otherwise becomes subject to public company reporting obligations under the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC, including without limitation, annual airspace estimates; provided, however, that the requirement to deliver the Borrower's quarterly reports (Form 10-Q) and annual reports (Form 10-K) to be filed with the SEC may be satisfied by notifying the Administrative Agent and the Lenders that (i) such documents have been posted on the Borrower's website on the Internet at the website address listed on Schedule 7.14 or (ii) a link thereto can be found on the aforementioned website address and further provided that paper copies will be provided upon request of the Administrative Agent.

          (h) Notices Under Other Loan Agreements. Concurrent with the furnishing thereof, copies of any statement or notice furnished to any Person relating to any default or event of default or the waiver thereof under any other indenture, loan or credit or other similar agreement.

          (i) Acquisition Target Financial Statements. In connection with the acquisition of either a controlling interest in a Person or a controlling interest in all or substantially all of a Person's assets, Borrower shall provide Administrative Agent with current financial information and the Borrower's financial and operational analysis regarding the Person and the Person's assets as Lenders shall request. Prior to delivery of such Person's information to the Administrative Agent, the Administrative Agent shall agree in writing to keep all such information confidential on the same terms as agreed to between the Borrower and such Person.

          (j) Other Matters. From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without


FIRST LIEN CREDIT AGREEMENT-PAGE 61
limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a Compliance Certificate executed by a Responsible Officer on behalf of the Borrower (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13, 9.14, 9.15, 9.16 and 9.17 as of the end of the most recently completed fiscal quarter or fiscal year.

     Section 8.02 Litigation. The Borrower shall promptly give to the Administrative Agent notice of: (a) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority materially affecting the Borrower or any Subsidiary, except proceedings in respect of operating permits that are a normal part of Borrower's and its Subsidiaries' business, and (b) any litigation or proceeding against or adversely affecting the Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought, except in each case proceedings or other matters which would not reasonably be expected to have a Material Adverse Effect, provided, however Borrower need not give notice of any proceedings as to which it is not a party and that affects the Borrower's and its Subsidiaries' industry generally. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders of any claim not fully covered by insurance (subject to normal deductibles), judgment, Lien or other encumbrance resulting from any litigation or other proceeding and affecting any Property of the Borrower or any Subsidiary (other than Liens permitted under Section 9.02) if the value of such claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000.

     Section 8.03 Maintenance, Etc.

          (a) Generally. The Borrower shall and shall cause each Subsidiary to:
(except for mergers of Subsidiaries permitted under Section 9.08 and Transfers permitted under Section 9.17) preserve and maintain its corporate existence and all of its material rights, permits, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements is reasonably expected to have a Material Adverse Effect; file all federal income tax returns and pay all amounts shown thereon to be due, and pay and discharge all other material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice and under conditions that do not unreasonably interfere with the Borrower's or any Subsidiaries' business, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and


FIRST LIEN CREDIT AGREEMENT-PAGE 62
make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and otherwise as customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available. The Borrower shall promptly obtain endorsements to such casualty insurance policies naming "Wells Fargo Bank, National Association, as Administrative Agent for the Secured Parties" as joint loss payee and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to the Administrative Agent. The proceeds received under any casualty insurance policy shall be used for restoration, repair or replacement of the damaged Property; provided, however, if (i) an Event of Default exists,
(ii) the insurance proceeds are not used by the Borrower or its Subsidiary for restoration, repair or replacement of the damaged Property or (iii) upon completion of such restoration, repair or replacement, there remains any portion of the insurance proceeds, such proceeds shall be paid to the Administrative Agent to apply to the payment of the Obligations in the manner set forth in
Section 10.02(c).

          (b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Administrative Agent a sufficient number of copies for each Lender of certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

          (c) Operation of Properties. The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in accordance with the usual and customary practices of the industry and in compliance in all material respects with all applicable contracts and agreements and all Governmental Requirements.

     Section 8.04 Environmental Matters.

          (a) Establishment of Procedures. The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.


FIRST LIEN CREDIT AGREEMENT-PAGE 63

          (b) Notice of Action. The Borrower will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding action in respect of permit applications in the ordinary course of business and routine testing and corrective action.

          (c) Future Acquisitions. The Borrower will and will cause each Subsidiary to provide environmental audits and tests as are usual and customary to be obtained for Properties of similar use and purpose as reasonably requested by the Administrative Agent and the Required First Lien Lenders (or as otherwise required to be obtained by the Administrative Agent or the Required First Lien Lenders by any Governmental Authority) in connection with any future acquisitions of real Properties.

     Section 8.05 Further Assurances. Upon the request of the Administrative Agent, the Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Obligations and the execution and delivery of the Loan Documents and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Administrative Agent upon reasonable request all such other documents, agreements and instruments to comply with the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Loan Documents, or to state more fully the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

     Section 8.06 Performance of Obligations. The Borrower will pay the Obligations according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents and this Agreement, at the time or times and in the manner specified.

     Section 8.07 ERISA Information and Compliance. The Borrower will furnish and will cause any ERISA Affiliate to furnish to the Administrative Agent with sufficient copies to the Lenders (i) promptly and in any event within 30 days after the receipt thereof by the Borrower or any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in Section 406 of ERISA or in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and
(iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each ERISA Affiliate to, (i) satisfy in full and in a timely manner,


FIRST LIEN CREDIT AGREEMENT-PAGE 64
without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of
Section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

     Section 8.08 Subsidiary Guarantors. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents. Without limiting the foregoing, upon the creation or acquisition of any Subsidiary, the Borrower shall (a) provide written notice of such event to the Administrative Agent within five Business Days following the date the Borrower has knowledge thereof, and (b) cause each such Subsidiary to execute and deliver a Guaranty Agreement (or written joinder to existing Guaranty Agreements), other Loan Documents and such other documents required by this Agreement, each in form and substance satisfactory to the Administrative Agent, within 30 calendar days following the date the Borrower has knowledge thereof. If any Subsidiary is created or acquired after the date hereof, the Borrower shall execute and deliver to the Administrative Agent (i) an amendment to this Agreement to amend Schedule 7.14 (which only needs the signature of the Administrative Agent to be effective if the only change is the addition of the new Subsidiary) and (ii) any other documents, instruments, or agreements required by the Administrative Agent. This Section 8.08 shall not be construed as permitting the creation or acquisition of any Subsidiary not otherwise permitted by Section 9.20.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of the Obligations:

     Section 9.01 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:

          (a) The Loans, the Direct Pay Letter of Credit or other Obligations or any guaranty of or suretyship arrangement for the Loans or other Obligations;

          (b) Debt of the Borrower or any Subsidiary existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

          (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;


FIRST LIEN CREDIT AGREEMENT-PAGE 65

          (d) (i) capital leases, (ii) Equipment Leases, and (iii) purchase money Debt which in each purchase money Debt case shall not exceed 100% of the lesser of the total purchase price and the fair market value of the Property acquired as determined at the time of acquisition, provided all Debt incurred pursuant to this clause (d) shall not exceed $15,000,000 per fiscal year;

          (e) Subordinated Debt so long as the Borrower has delivered a Compliance Certificate concurrently with the issuance thereof demonstrating pro forma compliance with Article IX;

          (f) prepayments for services rendered in the ordinary course of business provided that no default exists in delivery of the service for which any such prepayments were made.

          (g) Debt between and among the Borrower and/or any Guarantors (other than the Parent);

          (h) surety bonds and similar instruments of the nature and for the purposes described in Schedule 7.02, item 1;

          (i) obligations of Waste Corporation Texas under the Installment Sale Agreement and the Related Documents;

          (j) Debt incurred in connection with the Second Lien Financing; and

          (k) so long as no Default has occurred and continuing, unsecured earn-out obligations of the Borrower or any Guarantor payable to a seller and incurred in connection with a Qualified Acquisition Expenditure.

     Section 9.02 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a) Liens securing the payment of any Obligations;

          (b) Excepted Liens;

          (c) Liens disclosed on Schedule 9.02 and not otherwise permitted in this Section 9.02;

          (d) Liens securing Debt permitted under Section 9.01(d), but only on the Property that is the subject of or acquired with such Debt;

          (e) Liens in respect of operating leases that do not constitute Debt and that are otherwise permitted under Section 9.07; and

          (f) Liens securing the payment of the Second Lien Financing; provided that the Second Lien Agents have entered into the Intercreditor Agreement.


FIRST LIEN CREDIT AGREEMENT-PAGE 66

     Section 9.03 Investments. Neither the Borrower nor any Subsidiary will make, hold or permit to remain outstanding any Investments in any Person, except that the foregoing restriction shall not apply to:

          (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

          (b) accounts receivable arising in the ordinary course of business or notes or other obligations or Property received in settlement thereof;

          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

          (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc.;

          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., respectively;

          (f) deposits in money market funds investing substantially in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

          (g) Investments made by the Borrower in or to the Guarantors (other than the Parent); and

          (h) Qualified Acquisition Expenditures and Expansion Expenditures.

     Section 9.04 Dividends, Distributions and Redemptions; Etc. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders; provided however, the Parent and the Borrower may make Qualified Dividends so long as no Event of Default has occurred and is continuing or would exist after giving effect to the payment of such Qualified Dividend (including without limitation, no Default would exist under Sections 9.12 through and including 9.16 after giving effect to the payment of such Qualified Dividend). The Borrower will not make any investments in, or make any loans or advances to, the Parent.

     Section 9.05 Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired,


FIRST LIEN CREDIT AGREEMENT-PAGE 67
and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     Section 9.06 Nature of Business; Amendments of Constitutive Documents. Neither the Borrower nor any Subsidiary will allow (a) any material change to be made in the character of its business as an operator of non-hazardous solid waste collection, recycling, transfer and disposal services or (b) any amendments to their respective constitutive documents in any manner adverse to the Lenders.

     Section 9.07 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including operating or capital leases), under leases or lease agreements except for leases
(a) in the ordinary course of business and which do not constitute Debt and (b) permitted under Section 9.01(d) hereof.

     Section 9.08 Mergers, Etc. Except as permitted by Section 9.20, neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided, however, so long as no Default exists or would result therefrom, (a) any Subsidiary may merge into or transfer its assets to another Subsidiary that is a party to the Loan Documents or into the Borrower, and (b) the Borrower or a Subsidiary may transfer the stock of a Subsidiary to a Guarantor; and provided further, that the sale and repurchase of any Property contemplated by Waste Corporation Texas pursuant to the Installment Sale Agreement shall be permitted hereunder.

     Section 9.09 Proceeds of Loans; Letters of Credit. The Borrower will not permit the proceeds of the Loans or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate
Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     Section 9.10 ERISA Compliance. The Borrower will not at any time:

          (a) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i),
(l) or (m) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

          (b) Terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower or any ERISA Affiliate to the PBGC;

          (c) Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or any ERISA Affiliate is required to pay as contributions thereto;


FIRST LIEN CREDIT AGREEMENT-PAGE 68

          (d) Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or
Section 412 of the Code, whether or not waived, with respect to any Plan;

          (e) Voluntarily permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in Section 4041 of ERISA;

          (f) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

          (g) Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or
(ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (h) Incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA;

          (i) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability that could reasonably be expected to have a Material Adverse Affect; or

          (j) Amend or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.

     Section 9.11 Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable (excluding any discounts of gate rates provided in the ordinary course of business and settlement of past due amounts in the ordinary course of business and in accordance with prudent commercial practice).

     Section 9.12 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time (calculated quarterly at the end of each fiscal quarter) to be greater than (a) 5.00 to 1.00 for the period beginning as of the Closing Date through and including March 31, 2007 and (b) thereafter, 4.75 to 1.00.


FIRST LIEN CREDIT AGREEMENT-PAGE 69

     Section 9.13 Net Worth. The Borrower will not permit its Net Worth at any time (calculated quarterly at the end of each fiscal quarter) to be less than 85% of its Net Worth on June 30, 2004 (for the avoidance of doubt, Borrower's Net Worth on June 30, 2004 is $67,770,000.00), plus 50% of the sum of the Borrower's after-tax Consolidated Net Income for each fiscal quarter for which Consolidated Net Income is greater than $0 beginning with the fiscal quarter ending June 30, 2004, plus 100% of the increase to Net Worth resulting from the net cash proceeds from the equity offerings after June 23, 2004.

     Section 9.14 Senior Funded Debt Leverage Ratio. The Borrower will not permit the Senior Funded Debt Leverage Ratio at any time (calculated at the end of each fiscal quarter) to be greater than the ratio corresponding to the applicable period set forth below:

           FISCAL QUARTER ENDING:                 RATIO:
           ----------------------              ------------
Closing Date through and including March 31,
2007                                           4.25 to 1.00
June 30, 2007 through and including
September 30, 2007                             4.00 to 1.00
December 31, 2007 through and including
March 31, 2008                                 3.75 to 1.00
June 30, 2008 through and including
September 30, 2008                             3.50 to 1.00
At all times thereafter                        3.25 to 1.00

     Section 9.15 Adjusted EBIT Debt Service Ratio. The Borrower will not permit the Adjusted EBIT Debt Service Ratio at any time (calculated quarterly at the end of each fiscal quarter) to be less than the ratio corresponding to the applicable period set forth below:

      FISCAL QUARTER ENDING:            RATIO:
      ----------------------         ------------
Closing Date through and including   1.25 to 1.00
September 30, 2007
At all times thereafter              1.50 to 1.00

     Section 9.16 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to make any Capital Expenditures except Capital Expenditures made in the ordinary course of business, Expansion Expenditures and Qualified Acquisition Expenditures.

     Section 9.17 Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, convey or otherwise transfer any Property or any interest in any Property (a "Transfer"), except for (i) any Transfers in the ordinary course of business to the extent that within 180 days of such Transfer, either (a) such Property is exchanged for credit against the purchase price of similar replacement Property or (b) the proceeds of such Transfer are applied to the purchase price of such replacement Property; (ii) intercompany Transfers between and among Borrower and its Subsidiaries; (iii) other sales of Property (other than Transfers described in clause (iv)) where the aggregate sales price therefor does not exceed $5,000,000 in the aggregate in any fiscal year; (iv) Transfers of Non-Core Assets to the extent


FIRST LIEN CREDIT AGREEMENT-PAGE 70
the aggregate sales price therefor does not exceed $1,000,000 in the aggregate at any time beginning on the Closing Date. Each Transfer shall be for fair value.

     Section 9.18 Environmental Matters. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property, in each case where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

     Section 9.19 Transactions with Affiliates. Except as permitted by Section 9.08, neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, however, that the Borrower and its Subsidiaries may provide general and administrative services to its Affiliates and to Waste Corporation and any of its Subsidiaries, with or without reimbursement or compensation, all pursuant to service agreements in form and substance reasonably satisfactory to the Administrative Agent, and that nothing set forth in this Agreement shall prohibit Borrower and its Subsidiaries from paying their proportionate share of any liabilities of the consolidated group of which they are a member that are imposed by any Governmental Requirement.

     Section 9.20 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries unless (a) such Subsidiaries either acquire some or all of the assets (whether through merger, contribution or otherwise) of the Borrower or other Subsidiaries as part of a corporate restructuring or reorganization, are used to effect an acquisition as permitted by this Agreement, or are created to provide services or functions, or hold assets of the type now performed, furnished or used by the Borrower and its Subsidiaries and (b) the Borrower and its Subsidiaries have complied with
Section 8.08. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock or ownership interest of a Subsidiary, except to the Borrower or a Guarantor and except in compliance with Section 9.03 or Section 9.08.

     Section 9.21 Negative Pledge Agreements. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the other Loan Documents and any agreement creating the Liens allowed under Sections 9.02(d), (e) and (f)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

     Section 9.22 Prepayments of Debt; Amendment of Documents. Neither the Borrower nor any Subsidiary will (a) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any


FIRST LIEN CREDIT AGREEMENT-PAGE 71
subordination terms of, any Debt other than to prepay any Debt payable to the Borrower or (b) amend, supplement or otherwise modify the terms of any of the Subordinated Debt or any of the documents evidencing such Subordinated Debt or
(c) amend, supplement or otherwise modify the terms of the Second Lien Financing, the Second Lien Credit Agreement or any of the other documents evidencing such Subordinated Debt except as otherwise permitted by the Intercreditor Agreement or upon the prior written consent of the Required First Lien Lenders.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

     Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

          (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit or the Direct Pay Letter of Credit, or any fees or other amount payable by it hereunder or under any other Related Document, or any Guarantor shall default in the payment of any guaranty obligation or any other amounts when due under any Related Document to which such Guarantor is a party, and such default, other than a default of a payment or prepayment of principal, interest, any reimbursement obligation, or guaranty obligation (each of which shall have no cure period), shall continue unremedied for a period of five Business Days; or

          (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

          (c) any representation, warranty or certification made or deemed made herein or in any Loan Document by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) the Borrower shall default in the performance of any of its obligations under Article IX (other than Sections 9.10 and 9.18) or Section 8.01(e); or the Borrower shall default in the performance of any of its obligations under Section 8.01(a), 8.01(b), 8.01(c) or 8.01(d) or delivery of any Compliance Certificate and such default shall continue unremedied for a period of five days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent) or (ii) the Borrower otherwise becoming aware of such default; or the Borrower shall default in the performance of any of its obligations under
Section 9.10 or 9.18 and such default shall continue unremedied for a period of 10 days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent) or (ii) the Borrower otherwise becoming aware of such default; or the Borrower shall default in the performance of any of its obligations under Article VIII (other than Section 8.01(a), 8.01(b), 8.01(c) or 8.01(d) or to deliver Compliance Certificates), any other Article of this Agreement other than Article IX, or any other Loan Documents or any Related Document to which it is a party (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent) or (ii) the Borrower


FIRST LIEN CREDIT AGREEMENT-PAGE 72
otherwise becoming aware of such default; or a Guarantor shall default in the performance of any of its obligations under any Loan Document or any Related Document to which it is a party (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or (ii) the Borrower or such Guarantor otherwise becoming aware of such default; or

          (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

          (h) a judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or


FIRST LIEN CREDIT AGREEMENT-PAGE 73

          (i) the Loan Documents shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or the Loan Documents after delivery thereof cease to create a valid and perfected Lien of the priority required thereby on any material portion of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

          (j) a Material Adverse Effect shall have occurred; or

          (k) any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in clauses (e), (f), (g) or (h) or if any provision of any guaranty agreement related thereto shall, in any material respect, for any reason cease to be valid and binding on such Guarantor or if such Guarantor shall so state in writing; or

          (l) any Related Document shall for any reason cease to be in full force and effect other than in accordance with its terms; or

          (m) a Change of Control shall occur; or

          (n) an Event of Default (as defined in the Second Lien Credit Agreement) shall occur.

     Section 10.02 Remedies.

          (a) In the case of an Event of Default other than one referred to in clauses (e), (f), (g) or (m) of Section 10.01, the Administrative Agent, upon request of the Required First Lien Lenders, shall, by notice to the Borrower,
(i) cancel the Commitments (in whole or part), (ii) declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Obligations to be forthwith due and payable, or (iii) declare the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f), (g) or (m) of Section 10.01, the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Obligations (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (c) All proceeds received after maturity of the Loans, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; second to accrued interest on the Obligations; third to fees; fourth pro rata to principal outstanding on the Loans and other Obligations; fifth to


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
serve as cash collateral to be held by the Collateral Agent to secure the LC Exposure and the Direct Pay Letter of Credit Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI

                                   THE AGENTS

     Section 11.01 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions.

     The Administrative Agent hereby assigns, transfers, grants and conveys to the Collateral Agent all of the Liens granted pursuant to the Security Instruments (as defined in the Existing Credit Agreement) together with all attendant liens, rights, titles, assignments and interests (including security interests) pertaining to or arising from such Security Instruments, and together with all other documents, instruments and certificates or other writings executed or delivered to the Administrative Agent in connection with the Existing Credit Agreement and such Security Instruments. The Administrative Agent agrees that it shall make, procure, execute and deliver all acts, things, writings, including but not limited to financing statements as the Collateral Agent may from time to time require to protect or enforce its interests and remedies created by, provided for, and emanating from the Loan Documents.

     Section 11.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     Section 11.03 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or


FIRST LIEN CREDIT AGREEMENT-PAGE 75
by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required First Lien Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required First Lien Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02 and 12.04) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or the Issuing Bank.

     No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

     Section 11.04 Reliance by any Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit or Direct Pay Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit or Direct Pay Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.


FIRST LIEN CREDIT AGREEMENT-PAGE 76

     Section 11.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of any Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

     Section 11.06 Resignation of an Agent. An Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required First Lien Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required First Lien Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above provided that if such Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required First Lien Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as such Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

     Section 11.07 Non-Reliance on Agents and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its


FIRST LIEN CREDIT AGREEMENT-PAGE 77
own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     Section 11.08 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or the Issuing Bank hereunder.

     Section 11.09 Issuing Bank as Agent. Each Agent hereby irrevocably appoints and authorizes the Issuing Bank to act as its agent (for the benefit of itself, the Agents and the other Lenders) under the Loan Documents and the other Related Documents with such other powers as are reasonably incidental thereto for purposes of holding maintaining, or taking any action with respect to the collateral securing the Obligations, including without limitation, the Direct Pay Letter of Credit. The Issuing Bank is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Related Documents.

     Section 11.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion:

          (a) to release any Lien on any Property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit and the Direct Pay Letter of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 12.04, if approved, authorized or ratified in writing by the Required First Lien Lenders; and

          (b) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Collateral Agent at any time, the Required First Lien Lenders will confirm in writing the Collateral Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.10.

     Section 11.11 Intercreditor Agreement. Each Lender hereby authorizes the Agents to execute the Intercreditor Agreement and hereby agrees to be bound by the Intercreditor Agreement as if it were a party thereto. No Lender may assign any of its rights or obligations under this Agreement to any other Person unless such other Person shall have agreed in writing to be bound by the terms of the Intercreditor Agreement as if such Person were a party thereto.

     Section 11.12 Indemnification. Each of the Lenders, the Agents and the Issuing Bank (collectively, the "Lender Parties" and individually, a "Lender Party") severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or


FIRST LIEN CREDIT AGREEMENT-PAGE 78
disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 12.03, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 11.12 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01 Waiver. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     Section 12.02 Notices.

          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

               (i) if to the Borrower or any Guarantor, to it at the address specified below the Borrower's name on the signature pages hereof;

               (ii) if to an Agent, to it at the address specified below its name on the signature page hereof;

               (iii) if to the Issuing Bank, to it at the address specified below its name on the signature page hereof; and

               (iv) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have


FIRST LIEN CREDIT AGREEMENT-PAGE 79
been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

          (b) Electronic Communications. (i) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

               (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

               (iii) The Borrower agrees that any Agent may make any material delivered by the Borrower to such Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Parent, the Borrower, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on an electronic delivery system (which may be provided by an Agent, an Affiliate of an Agent, or any Person that is not an Affiliate of an Agent), such as IntraLinks, or a substantially similar electronic system (the "Platform"). The Borrower acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Platform is provided "as is" and "as available" and (C) neither any Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. Each Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or


FIRST LIEN CREDIT AGREEMENT-PAGE 80
freedom from viruses or other code defects, is made by any Agent or any of its Affiliates in connection with the Platform.

               (iv) Each Lender agrees that notice to it specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees
(A) to notify, on or before the date such Lender becomes a party to this Agreement, each Agent in writing of such Lender's e-mail address to which a notice may be sent (and from time to time thereafter to ensure that each Agent has on record an effective e-mail address for such Lender) and (B) that any notice may be sent to such e-mail address.

          (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

     Section 12.03 Payment of Expenses, Indemnities, etc.

          (a) The Borrower agrees:

               (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of each Agent in the administration (both before and after the execution hereof and including reasonable fees and related expenses for advice of counsel for each Agent as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agents, the cost of environmental audits (including those conducted in connection with the Second Lien Financing) not to exceed $50,000 per fiscal year unless any audit discloses environmental problems that in any Agent's reasonable determination requires additional study, in which case the $50,000 cap shall not apply, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for any Agent and, in the case of workout or enforcement after an Event of Default, the reasonable fees and disbursements of counsel for any Agent and any of the Lenders); and promptly reimburse each Agent for all amounts expended, advanced or incurred by the Agents or the Lenders to satisfy any obligation of the Borrower under this Agreement or any other Loan Document, including without limitation, all costs and expenses of foreclosure;

               (ii) to indemnify each Agent and each Lender and each of their Affiliates and each of their Related Parties ("Indemnified Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower or Waste Corporation Texas of the proceeds of any of the Loans, the Direct Pay Letter of Credit or Letters of Credit, (ii) the execution, delivery and performance of the Loan Documents, (iii) the operations of the business of the Borrower and its


FIRST LIEN CREDIT AGREEMENT-PAGE 81

Subsidiaries, (iv) the failure of the Borrower or any Subsidiary to comply with the terms of any Loan Document or this Agreement, or with any Governmental Requirement, (v) any inaccuracy of any representation or any breach of any warranty of the Borrower or any Guarantor set forth in any of the Loan Documents, (vi) the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or the Direct Pay Letter of Credit, except any failure to pay in accordance with the terms thereof, or (vii) the payment of a drawing under any Letter of Credit or the Direct Pay Letter of Credit notwithstanding the non-compliance, non-delivery or other improper presentation of the manually executed draft(s) and certification(s) if such documents are sufficient on their face, (viii) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Loan Documents or (ix) any other aspect of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Lenders or any Lender and any Agent or a Lender's shareholders against an Agent or Lender or by reason of the gross negligence or willful misconduct on the part of any Indemnified Party; and

               (iii) to indemnify and hold harmless from time to time the Indemnified Parties from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Person may become subject (i) under any Environmental Law applicable to the Borrower or any Subsidiary or any of their Properties, including without limitation, the treatment or disposal of hazardous substances on any of their Properties, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (iii) due to past ownership by the Borrower or any Subsidiary of any of their Properties or past activity on any of their Properties which, though lawful and fully permissible at the time, could result in present liability,
(iv) the presence, use, release, storage, treatment or disposal of hazardous substances on or at any of the Properties owned or operated by the Borrower or any Subsidiary, or (v) any other environmental, health or safety condition in connection with the Loan Documents; provided, however, no indemnity or hold harmless protection shall be afforded under this Section 12.03(a)(iii) in respect of any Property for any occurrence arising from the acts or omissions of any Agent or any Lender during the period after which such Person, its successors or assigns shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise).

          (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

          (c) In the case of any indemnification hereunder, any Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense


FIRST LIEN CREDIT AGREEMENT-PAGE 82
against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

          (d) Except as expressly provided in the proviso to Section 12.03(a)(iii) above, the foregoing indemnities shall extend to the Indemnified Parties notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including without limitation, all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnified Parties or by reason of strict liability imposed without fault on any one or more of the Indemnified Parties. To the extent that an Indemnified Party is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnified Party.

          (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Obligations and shall continue thereafter in full force and effect.

          (f) The Borrower shall pay any amounts due under this Section 12.03 within 30 days of the receipt by the Borrower of notice of the amount due.

     Section 12.04 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any of the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required First Lien Lenders, the Borrower, the Guarantors (if applicable) and the Agents, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

          (a) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders holding Term B Loans and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Term B Loans, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Term B Loans, including, without limitation, the Termination Date for the Term B Loans, or (iii) change the number of Term B Lenders holding Term B Loans which shall be required for such Lenders to take any action hereunder or under any other Loan Document;

          (b) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders holding Revolving Credit Loans or Revolving Credit Commitments and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Revolving Credit Loans, (ii) other than Section 2.08, postpone or extend any date fixed for any payment of principal of, or interest on, the Revolving Credit Loans, including, without limitation, the Termination Date for the Aggregate Revolving Credit Commitments, or (iii) change the number of Lenders holding Revolving Credit Loans or Revolving Credit Commitments which shall be required for such Lenders to take any action hereunder or under any other Loan Document;


FIRST LIEN CREDIT AGREEMENT-PAGE 83

          (c) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Section 6.01, (ii) reduce any fees or other amounts payable hereunder or under any other Loan Document (other than those specifically addressed in this Section 12.04), (iii) increase the Aggregate Commitments, (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 12.04), (v) other than as a result of acceleration pursuant to Section 10.02, change the Termination Date for the Term B Loans to a date that is earlier than one day after the then effective Termination Date for the Aggregate Revolving Credit Commitments, amend the amortization schedule thereof so as to accelerate the payments thereof, or otherwise change any provision hereof which would have the effect of increasing the aggregate amount of Term B Loans that are required to be paid in any given year, (vi) amend Sections 4.05 or 12.04, or any other provision in any Loan Document which expressly requires the consent of, or action or waiver by, all of the Lenders,
(vii) release any Guarantor from its obligation under the Guaranty Agreement or, except as specifically provided in the Loan Documents and as a result of transactions permitted by the terms of this Agreement, release all or a material portion of the Collateral except as permitted under Section 11.10; or (viii) amend the definitions of "Required First Lien Lenders", "Required Revolving Credit Lenders", or "Required Term B Lenders";

          (d) no Commitment of a Lender or any obligations of a Lender may be increased without such Lender's written consent;

          (e) no amendment, waiver, or consent shall, unless in writing and signed by the Required Revolving Credit Lenders and the Required Term B Lenders, adversely affect the interests, rights or obligations of the Lenders holding Revolving Credit Loans or Revolving Credit Commitments in a manner substantially different from the effect of such amendment, waiver or consent on the Lenders holding Term B Loans, it being understood that, if the excess of the Aggregate Revolving Credit Commitments over the sum of (i) the aggregate outstanding amount of all Revolving Credit Loans, plus (ii) the LC Exposure, plus (iii) the outstanding amount of all Swing Line Loans, is greater than $0, any amendment, waiver or consent that has the effect of curing or waiving any Default shall require the consent of the Required Revolving Credit Lenders in addition to all other consents required hereunder;

          (f) no amendment, waiver, or consent shall, unless in writing and signed by the Required Revolving Credit Lenders and the Required Term B Lenders, amend or waive Section 2.08(b)(ii), (iii) or (iv) or adversely affect the interests, rights or obligations of the Lenders holding Term B Loans in a manner substantially different from the effect of such amendment, waiver or consent on the Lenders holding Revolving Credit Loans or Revolving Credit Commitments;

          (g) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;


FIRST LIEN CREDIT AGREEMENT-PAGE 84

          (h) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Bank under this Agreement or any other Loan Document; and

          (i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document.

     Section 12.05 Successors and Assigns.

          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

               (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption substantially in the form of Exhibit C attached hereto (the "Assignment") with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment, as of the Trade Date) shall not be less than $3,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided however, that simultaneous assignments to related Funds or by related Approved Funds shall be treated as one assignment for purposes of determining whether the minimum assignment amount has been satisfied hereunder;


FIRST LIEN CREDIT AGREEMENT-PAGE 85

               (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis;

               (iii) any assignment of a Commitment must be approved by the Administrative Agent and the Issuing Bank unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

               (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, provided that only one such fee shall be payable in connection with simultaneous assignments to two or more related Funds or by two or more related Approved Funds.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article V and Section 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Denver, Colorado a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries ) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall


FIRST LIEN CREDIT AGREEMENT-PAGE 86
remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: extending the final maturity of the Loans, forgives the principal amount of any Loans outstanding under this Agreement, releases any guarantor of the Obligations or releases all or substantially all of the collateral, or reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, described in Section 12.04(i) that affects such Participant. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Article V to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.13 as though it were a Lender, provided such Participant agrees to be subject to Section 4.05 as though it were a Lender.

          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 5.01 and 5.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.02 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.02(e) as though it were a Lender.

          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) Dissenting Lenders. In the event that the Borrower shall request that the Lender Parties enter into any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, and any Lender Party elects not to enter into such amendment, modification, consent or waiver (each such Lender Party being a "Dissenting Lender"), then the Borrower shall have the right upon 10 days' written notice to the Administrative Agent and such Dissenting Lender, to require (so long as the Administrative Agent consents thereto) each such Dissenting Lender to assign 100% of the rights and obligations of the Dissenting Lender at par to any Lender Party or any other financial institution which satisfies the requirements of Section 12.05(b) and has been consented to by the Administrative Agent so long as (i) the Required First Lien Lenders have otherwise approved such amendment, modification, consent or waiver and (ii) such assignee described above approves such amendment, modification, consent or waiver. Each such assignment shall be


FIRST LIEN CREDIT AGREEMENT-PAGE 87
made pursuant to an Assignment and shall comply with the other terms of this
Section 12.05. The Borrower shall pay, and/or cause such relevant assignee to pay, to such Dissenting Lender, concurrently with the effectiveness of each such assignment, any amounts payable under this Agreement that would have been payable if the Borrower had voluntarily prepaid such Loans. The Dissenting Lender shall not be required to pay any fee relating to such assignment.

     Section 12.06 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit or Direct Pay Letter of Credit, or the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document.

     Section 12.07 Counterparts, etc.

          (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          (b) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     Section 12.08 Survival. The obligations of the parties under Article V, and
Section 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agents' and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document effective immediately prior thereto shall continue in full force and effect. In such event, each such Loan Document shall be automatically reinstated and the Borrower


FIRST LIEN CREDIT AGREEMENT-PAGE 88
shall take such action as may be reasonably requested by the Agents and the Lenders to effect such reinstatement.

     Section 12.09 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     Section 12.10 Governing Law; Submission to Jurisdiction.

          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          (b) Submission to Jurisdiction. The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York or Federal Court of the United States of America sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

     Section 12.11 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and,


FIRST LIEN CREDIT AGREEMENT-PAGE 89
to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this
Section 12.11 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

     Section 12.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO RELATED PARTY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 12.13 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Agents promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     Section 12.14 Confidentiality.

          (a) Each of the Agents, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such


FIRST LIEN CREDIT AGREEMENT-PAGE 90

Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any pledgee under
Section 12.05(f) or any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations,
(g) with the consent of the Borrower, (h) to a Person that is an investor or prospective investor in a securitization that agrees that its access to Information is solely for purposes of evaluating an investment in such permitted securitization and who agrees to treat such information as confidential, (i) to a person that is a trustee, collateral manager, servicer, backup servicer, noteholder or other security holder, secured party or other participant in a securitization in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (j) to a nationally recognized rating agency that requires access to information regarding the Borrower or any of its Subsidiaries and the Loans for the purpose of issuing ratings in connection with a securitization or (k) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

          (b) For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 12.15 Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents; and that it recognizes that certain of the terms of this Agreement and the other Loan Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or


FIRST LIEN CREDIT AGREEMENT-PAGE 91
enforceability of any exculpatory provision of this Agreement and the other Loan Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."

     Section 12.16 USA Patriot Act Notice. Each Lender and the Agents (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agents, as applicable, to identify the Borrower in accordance with the Act.

     Section 12.17 Amendment and Restatement; Release. This Agreement amends and restates in its entirety the Existing Credit Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. THE BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OR ANY OBLIGATED PARTIES' OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE DOCUMENTATION RELATING TO THE DEPOSIT AND CASH MANAGEMENT SERVICES. TO INDUCE THE AGENTS, THE ISSUING BANK AND THE LENDERS TO ENTER INTO THIS AGREEMENT, THE BORROWER AND, BY THE EXECUTION OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, EACH GUARANTOR WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES THE AGENTS, THE LENDERS, THE ISSUING BANK AND THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH THE BORROWER OR ANY GUARANTOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF OR FROM OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY DOCUMENTATION RELATING TO THE DEPOSIT AND CASH MANAGEMENT SERVICES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

      [Remainder of Page Intentionally Left Blank. Signature Pages Follow.]


FIRST LIEN CREDIT AGREEMENT-PAGE 92

     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        BORROWER:

                                        WCA WASTE SYSTEMS, INC.


                                        By: /s/ Joseph J. Scarano, Jr.
                                            ------------------------------------
                                            Name: Joseph J. Scarano, Jr.
                                            Title: Vice President

                                        Address for Notices:

                                        One Riverway, Suite 1400
                                        Houston, Texas 77056
                                        Facsimile No.: 713-292-2455
                                        Telephone No.: 713-292-2400
                                        Attention: Charles A. Casalinova


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        ADMINISTRATIVE AGENT, COLLATERAL AGENT,
                                        ISSUING BANK AND LENDERS:

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        individually, as Issuing Bank, as a
                                        Lender, as Administrative Agent and as
                                        Collateral Agent


                                        By: /s/ Michael Real
                                            ------------------------------------
                                            Michael Real
                                            Vice President

                                        Lending Office for Base Rate Loans
                                        and LIBOR Loans:

                                        1445 Ross Avenue, Suite 300
                                        Dallas, Texas 75202

                                        Address for Notices:

                                        1445 Ross Avenue, Suite 300
                                        MAC # T5303-031
                                        Dallas, Texas 75202
                                        Facsimile No.: 214-969-0370
                                        Telephone No.: 214-777-4036
                                        Attention: Michael Real


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        COMERICA BANK,
                                        individually as Syndication Agent and
                                        as a Lender


                                        By: /s/ Joseph G. Ursuy
                                            ------------------------------------
                                            Joseph G. Ursuy
                                            Vice President

                                        Lending Office for Base Rate Loans
                                        and LIBOR Loans:

                                        500 Woodward Avenue, 5th Floor
                                        Detroit, Michigan 48226


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        Guaranty Bank
                                        as a Lender


                                        By: /s/ Michael Ansolabehere
                                            ------------------------------------
                                            Name: Michael Ansolabehere
                                            Title: Vice President

                                        Lending Office for Base Rate Loans
                                        and LIBOR Loans:

                                        8333 Douglas Avenue
                                        Dallas, Texas 75225


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        First Bank & Trust
                                        as a Lender


                                        By: /s/ Randy T. Fink
                                            ------------------------------------
                                            Randy T. Fink
                                            Senior Vice President

                                        Lending Office for Base Rate Loans
                                        and LIBOR Loans:

                                        First Bank & Trust
                                        8820 Westheimer
                                        Houston, TX 77063


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        Allied Irish Banks, p.l.c.
                                        as a Lender


                                        By: /s/ John Farrace
                                            ------------------------------------
                                            Name: John Farrace
                                            Title: Senior Vice President


                                        By: /s/ Denise Magyer
                                            ------------------------------------
                                            Denise Magyer
                                            Vice President

                                        Lending Office for Base Rate Loans
                                        and LIBOR Loans:

                                        ----------------------------------------

                                        ----------------------------------------


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        BANK OF TEXAS, N.A.
                                        as a Lender


                                        By: /s/ Jason L. Crispin
                                            ------------------------------------
                                            Jason L. Crispin
                                            Vice President

                                        Lending Office for Base Rate Loans
                                        and LIBOR Loans:

                                        4217 Swiss Ave.
                                        Dallas, TX 75204


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        Compass Bank
                                        as a Lender


                                        By: /s/ Eric E. Ensmann
                                            ------------------------------------
                                            Name: Eric E. Ensmann
                                            Title: Senior Vice President

                                        Lending Office for Base Rate Loans
                                        and LIBOR Loans:

                                        Compass Bank
                                        24 Greenway Plaza, Suite 1403
                                        Houston, Texas 77046
                                        Phone 713 499 8638
                                        Fax 713 968 8211


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

     By execution hereunder, each Guarantor hereby expressly (i) acknowledges the terms of this Agreement, (ii) confirms the representations and warranties attributable to each of them in Article VII of this Agreement, (iii) ratifies and affirms its obligations under its respective Guaranty Agreement and the other Loan Documents and the other Related Documents to which it is a party,
(iv) acknowledges, renews and extends its continued liability under its Guaranty Agreement and the other Loan Documents to which it is a party and agrees that its Guaranty Agreement and the other Loan Documents to which it is a party remain in full force and effect; (iv) guarantees to the Administrative Agent and each Lender to promptly pay when due all amounts owing or to be owing by it under its Guaranty Agreement and the other Loan Documents to which it is a party pursuant to the terms and conditions thereof; and (v) acknowledges and agrees that all references to the term "Credit Agreement" in the Guaranty Agreement shall be deemed to mean this Agreement, as the same may be amended, restated, supplemented or modified from time to time.

                                        WCA HOLDINGS CORPORATION


                                        By: /s/ Joseph J. Scarano, Jr.
                                            ------------------------------------
                                            Name: Joseph J. Scarano, Jr.
                                            Title: Vice President


                                        WASTE CORPORATION OF TEXAS, L.P.

                                        By: WCA Texas Management General, Inc.,
                                            as its general partner


                                        By: /s/ Joseph J. Scarano, Jr.
                                            ------------------------------------
                                            Name: Joseph J. Scarano, Jr.
                                            Title: Vice President


                                        WCA MANAGEMENT COMPANY, LP

                                        By: WCA Management General, Inc.,
                                            as its general partner


                                        By: /s/ Joseph J. Scarano, Jr.
                                            ------------------------------------
                                            Name: Joseph J. Scarano, Jr.
                                            Title: Vice President


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        WCA OF NORTH CAROLINA, L.P.

                                        By: WCA NC Management General, Inc.,
                                            its sole general partner


                                        By: /s/ Joseph J. Scarano, Jr.
                                            ------------------------------------
                                            Name: Joseph J. Scarano, Jr.
                                            Title: Vice President


                                        WCA OF WAKE COUNTY, L.P.

                                        By: WCA Wake County Management General,
                                            Inc., its sole general partner


                                        By: /s/ Joseph J. Scarano, Jr.
                                            ------------------------------------
                                            Name: Joseph J. Scarano, Jr.
                                            Title: Vice President


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        WCA MANAGEMENT LIMITED, INC.


                                        By: /s/ Kevin O'Brien
                                            ------------------------------------
                                            Name: Kevin O'Brien
                                            Title: Vice President & Secretary


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                        WASTE CORPORATION OF ARKANSAS, INC.
                                        WASTE CORPORATION OF KANSAS, INC.
                                        WASTE CORPORATION OF MISSOURI, INC.
                                        WCA CAPITAL, INC.
                                        WASTE CORPORATION OF TENNESSEE, INC.
                                        WCA TEXAS MANAGEMENT GENERAL, INC.
                                        WCA OF ALABAMA, L.L.C.
                                        WCA MANAGEMENT GENERAL, INC.
                                        WCA SHILOH LANDFILL, L.L.C.
                                        TEXAS ENVIRONMENTAL WASTE
                                           SERVICES LLC
                                        TRANSLIFT, INC.
                                        WCA NC MANAGEMENT GENERAL, INC.
                                        WCA NC MANAGEMENT LIMITED, INC.
                                        WCA WAKE COUNTY MANAGEMENT
                                           GENERAL, INC.
                                        WCA WAKE COUNTY MANAGEMENT
                                           LIMITED, INC.
                                        EAGLE RIDGE LANDFILL, LLC
                                        MATERIAL RECLAMATION, LLC
                                        MATERIAL RECOVERY, LLC
                                        WCA WAKE TRANSFER STATION, LLC
                                        WCA OF HIGH POINT, LLC


                                        By: /s/ Joseph J. Scarano, Jr.
                                            ------------------------------------
                                            Name: Joseph J. Scarano, Jr.
                                            Title: Vice President
                                            of each Guarantor listed above


FIRST LIEN CREDIT AGREEMENT-SIGNATURE PAGE

                                     ANNEX I

           LIST OF PERCENTAGE SHARES AND REVOLVING CREDIT COMMITMENTS

                                                                        PERCENTAGE SHARE OF REVOLVING
            NAME OF LENDER               REVOLVING CREDIT COMMITMENTS         CREDIT COMMITMENTS
            --------------               ----------------------------   -----------------------------
Wells Fargo Bank, National Association          $27,000,000.00                  36.000000000%
Comerica Bank                                   $13,000,000.00                  17.333333333%
Guaranty Bank                                   $10,000,000.00                  13.333333333%
First Bank & Trust                              $10,000,000.00                  13.333333333%
Allied Irish Banks, p.l.c.                      $ 5,000,000.00                   6.666666667%
Bank of Texas, N.A.                             $ 5,000,000.00                   6.666666667%
Compass Bank                                    $ 5,000,000.00                   6.666666667%
TOTAL                                           $75,000,000.00                        100.00%


FIRST LIEN CREDIT AGREEMENT-ANNEX I

                                  SCHEDULE 1.2

                                  EXISTING LCS

NUMBER       AMOUNT      EXPIRY DATE       BANK                             BENEFICIARY
------       ------      -----------       ----                             -----------
468127   $2,015,000.00     12/31/05    Wells Fargo   Evergreen National Indemnity Corp
476608   $  228,649.00     12/31/05    Wells Fargo   Pacific Employers Insurance Co.
506401   $1,442,702.00     12/31/05    Wells Fargo   Pacific Employers Insurance Co.
539407   $  687,500.00     12/01/05    Wells Fargo   National Union Fire Insurance Company of Pittsburgh, PA
                                                     American Home Assurance Company
                                                     American International Specialty Lines Insurance Company
                                                     The Insurance Company of the State of Pennsylvania
                                                     Commerce and Industry Insurance Company
                                                     AIU Insurance Company
                                                     Birmingham Fire Insurance Company of Pennsylvania
                                                     Illinois National Insurance Company
                                                     American International South Insurance Company
                                                     National Union Fire Insurance Company of Louisiana
                                                     American International Pacific Insurance Company
                                                     Granite State Insurance Company
                                                     New Hampshire Insurance Company
                                                     Lexington Insurance Company
                                                     Landmark Insurance Company
                                                     Starr Excess Liability Insurance Company Limited


FIRST LIEN CREDIT AGREEMENT-SCHEDULE 1.2

                                  SCHEDULE 7.02

                               FINANCIAL CONDITION

1. The Borrower and its Subsidiaries are obligors in respect of (a) bonds, surety agreements and suretyship obligations imposed by regulatory authorities in connection with closure and post-closure obligations with regard to landfills owned or operated by them; (b) performance bonds under municipal hauling contracts; and (c) other similar suretyship and bonding arrangements customary in their business.

2. The Borrower and its Subsidiaries from time to time enter into contracts and arrangements in which they agree to perform services at rates that are less than the normal rates they receive for such services, and may from time to time result in operations losses, in connection with other activities as to which they expect to receive a compensating benefit. For example, they may enter into hauling contracts at a low margin in the expectation that performance on the hauling contract will result in increased amounts of waste being disposed of at favorable disposal rates at landfills owned by the Borrower or its Subsidiaries; the Borrower and its Subsidiaries may also from time to time grant favorable landfill disposal rates to haulers in exchange for reciprocal privileges at other landfills not owned by the Borrower or its Subsidiaries. The Borrower makes no representation herein as to whether any particular contract or commitment, viewed in isolation, would not result in an unanticipated loss or would not, standing alone, constitute an "unfavorable commitment." In addition, the Borrower and its Subsidiaries also are parties to hauling and collection agreements that do not provide for escalation of fees in the event fuel costs or other operating costs increase over the term of the agreement.

                                  SCHEDULE 7.03

                                   LITIGATION

     There are no lawsuits pending against Borrower or, to the knowledge of the Borrower, threatened against the Borrower.

     There are no lawsuits pending or threatened against any Subsidiary that the Borrower believes will have a Material Adverse Effect on either the Borrower or any Subsidiary, based upon the posture of such lawsuits at this time.

                                  SCHEDULE 7.10

                                  TITLES, ETC.

None.

                                  SCHEDULE 7.14

                                  SUBSIDIARIES

               SUBSIDIARY                   CHIEF EXECUTIVE OFFICE           PRINCIPAL LOCATION
               ----------                   ----------------------           ------------------
Waste Corporation of Arkansas, Inc.        One Riverway, Suite 1400   Rolling Meadows Landfill
                                           Houston, Texas 77056       RT. 1 Box 160X Hamric Rd.
                                                                      Hazen, Arkansas 72064

Waste Corporation of Kansas, Inc.          One Riverway, Suite 1400   1150 East 700 Avenue
(formerly Oak Grove Landfill, Inc.)        Houston, Texas 77056       Arcadia, Kansas 66711

Waste Corporation of Missouri, Inc.        One Riverway, Suite 1400   2120 W. Bennett Street
                                           Houston, Texas 77056       Springfield, Missouri 65807

Waste Corporation of Texas, L.P.           One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA Capital, Inc.                          One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA of Alabama, L.L.C.                     One Riverway, Suite 1400   13737 Plant Road
                                           Houston, Texas 77056       Alpine, Alabama 35014

Waste Corporation of Tennessee, Inc.       One Riverway, Suite 1400   1550 Lamons Quarry Road
                                           Houston, Texas 77056       Knoxville, Tennessee 37932

WCA Texas Management General, Inc.         One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA Management Limited, Inc.               13737 Plant Road           13737 Plant Road
                                           Alpine, Alabama  35014     Alpine, Alabama 35014

WCA Management Company, LP                 One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA Management General, Inc.               One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA Shiloh Landfill, L.L.C.                One Riverway, Suite 1400   223 Rock Quarry Road
                                           Houston, Texas 77056       Traveler's Rest, SC 29690

Translift, Inc.                            One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

Texas Environmental Waste Services LLC     One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

Eagle Ridge Landfill, LLC                  One Riverway, Suite 1400   13100 Hwy V V
                                           Houston, Texas 77056       Bowling Green, Missouri 63334

WCA Wake County Management General, Inc.   One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA Wake County Management Limited, Inc.   One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA NC Management General, Inc.            One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA NC Management Limited, Inc.            One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA of Wake County, L.P.                   One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA of North Carolina, L.P.                One Riverway, Suite 1400   One Riverway, Suite 1400
                                           Houston, Texas 77056       Houston, Texas 77056

WCA Wake Transfer Station, LLC             One Riverway, Suite 1400   9220 Durant Road
                                           Houston, Texas 77056       Raleigh, North Carolina 27616

WCA of High Point, LLC                     One Riverway, Suite 1400   5830 Riverdale Drive
                                           Houston, Texas 77056       Jamestown, North Carolina 27282

Material Reclamation, LLC                  One Riverway, Suite 1400   421 Raleigh View Road
                                           Houston, Texas 77056       Raleigh, North Carolina 27610

Material Recovery, LLC                     One Riverway, Suite 1400   2600 Brownfield Road
                                           Houston, Texas 77056       Raleigh, North Carolina 27610

                                  SCHEDULE 7.17

                              ENVIRONMENTAL MATTERS

     Following is a list of all material operating permits for the landfills and transfer stations operated by the Borrower's operating subsidiaries (the "Operating Permits"). In addition to the Operating Permits, the operating subsidiaries have numerous other permits, licenses, consents and approvals for the operation of the businesses of such operating subsidiaries, including NPDES permits, air permits, local business licenses, and transport permits. In addition, many of the permits, licenses, consents and approvals expire over time, and application for renewal must occur. Neither Borrower nor any subsidiary lacks any permit, license, consent or approval wherein such failure to obtain or maintain such permit, license, consent or approval would have a Material Adverse Effect on the business of the Borrower or any such subsidiary.

            SITE                 PERMIT#          STATE                   ISSUING AUTHORITY
            ----                 -------          -----                   -----------------
Fines Landfill                    61-16          Alabama      Alabama Department of Environmental
                                                              Management

Union County Landfill           248-S1-R3       Arkansas      Arkansas Department of Environmental
                                                              Quality

Blount County Landfill            05-08          Alabama      Alabama Department of Environmental
                                                              Management

Rolling Meadows Landfill        253-S1-R3       Arkansas      Arkansas Department of Environmental
                                                              Quality

Wynne Transfer Station          22-SG-TSWA      Arkansas      Arkansas Department of Environmental
                                                              Quality

Oak Grove Landfill                 819           Kansas       Kansas Department of Health and
                                                              Environment

Black Oak Landfill                122905        Missouri      Missouri Department of Natural Resources

Central Missouri Landfill         115906        Missouri      Missouri Department of Natural Resources

Chillicothe Transfer Station      411701        Missouri      Missouri Department of Natural Resources

El Dorado Springs Transfer        403902        Missouri      Missouri Department of Natural Resources
Station

Lebanon Transfer Station          410502        Missouri      Missouri Department of Natural Resources

Neosho Transfer Station           414501        Missouri      Missouri Department of Natural Resources

Springfield Transfer Station      407705        Missouri      Missouri Department of Natural Resources

Eagle Ridge Landfill              116304        Missouri      Missouri Department of Natural Resources

WCA of High Point                 41-16      North Carolina   North Carolina Department of the
                                                              Environment and Natural Resources

WCA Wake Transfer Station         92-34T     North Carolina   North Carolina Department of the
                                                              Environment and Natural Resources

Material Reclamation              92-24      North Carolina   North Carolina Department of the
                                                              Environment and Natural Resources

Material Recovery                 92-31      North Carolina   North Carolina Department of the
                                                              Environment and Natural Resources

Shiloh Landfill                232644-1201   South Carolina   South Carolina of Health and
                                                              Environmental Control

Waste Reduction of South       232687-2001   South Carolina   South Carolina of Health and
Carolina                                                      Environmental Control

Yarnell Landfill               DML 47 0069      Tennessee     Tennessee Department of Environment and
                                                              Conservation

Tall Pines Landfill                2304           Texas       Texas Natural Resource Conservation
                                                              Commission

Ralston Road Landfill              2240           Texas       Texas Natural Resource Conservation
                                                              Commission

Greenbelt Landfill              1586A/1389        Texas       Texas Natural Resource Conservation
                                                              Commission

Darrell Dickey Landfill            2215           Texas       Texas Natural Resource Conservation
                                                              Commission

                                  SCHEDULE 7.19

                                    INSURANCE

                       INSURANCE COVERAGE 12-01-2004/2005

                     POLICY
POLICY TYPE          NUMBER    INSURANCE COMPANY    LIMITS
-----------        ---------   -----------------    ------
WORKERS'             834327    American Home        $1,000,000 Bodily Injury by Accident Each Accident
COMPENSATION                   Assurance Co.        $1,000,000 Each Employee Bodily Injury by Disease
                                                    $1,000,000 Policy Limit Bodily Injury by Disease

TEXAS               1469170    American Home        $1,000,000 Combined Single Limit
AUTOMOBILE                     Assurance Co.
LIABILITY

OTHER STATES        1469171    American Home        $1,000,000 Combined Single Limit
AUTOMOBILE                     Assurance Co.
LIABILITY

GENERAL            EG5844302   American             $2,000,000 General Aggregate
LIABILITY                      Intentional          $2,000,000 Products/Completed Operations
                               Specialty Lines      $1,000,000 Personal & Advertising Injury
                               Ins. Co.             $1,000,000 Each Occurrence
                                                    $10,000,000 Pollution Legal Liability Aggregate Limit
                                                    $10,000,000 Pollution Legal Liability Each Loss Limit
                                                    $100,000 Fire Damage
                                                    $5,000 Medical Payments

CPP (Property,      2159087    Lexington Ins. Co.   $8,000,000 primary per occurrence
Mobile Equip.
and Auto
Physical Damage)

AUTO BUFFER         2241785    Lexington Ins. Co.   $4,000,000 Any One Occurrence

UMBRELLA            7410233    American             $25,000,000 Each Occurrence
                               International        $25,000,000 General Aggregate
                               Specialty Lines      $25,000,000 Products/Completed Operations Aggregate
                               Ins. Co.             $250,00 CrisisResponse Sublimit
                                                    $50,000 Excess Casualty CrisisFund Limit

                                 NAMED INSUREDS

                              WCA Waste Corporation
                            WCA Holdings Corporation
                             WCA Waste Systems, Inc.
                        Waste Corporation of Texas, L.P.
                         WCA of Shiloh Landfill, L.L.C.
                             WCA of Alabama, L.L.C.
                       Waste Corporation of Missouri, Inc.
                       Waste Corporation of Arkansas, Inc.
                        Waste Corporation of Kansas, Inc.
                                WCA Capital, Inc.
                           WCA Management Company, LP
                          WCA Management Limited, Inc.
                          WCA Management General, Inc.
                       WCA Texas Management General, Inc.
                      Waste Corporation of Tennessee, Inc.
                                 Translift, Inc.
                     Texas Environmental Waste Services LLC
                            Eagle Ridge Landfill, LLC
                    WCA Wake County Management General, Inc.
                    WCA Wake County Management Limited, Inc.
                         WCA NC Management General, Inc.
                         WCA NC Management Limited, Inc.
                            WCA of Wake County, L.P.
                           WCA of North Carolina, L.P.
                         WCA Wake Transfer Station, LLC
                             WCA of High Point, LLC
                            Material Reclamation, LLC
                             Material Recovery, LLC

                                  SCHEDULE 7.21

                               MATERIAL AGREEMENTS

1. Many customer contracts require surety bonds to be in place to assure performance under the contract. Material surety bonds are set forth on pages 2 and 3 of this Schedule 7.21.

2. Page 4 of this Schedule 7.21 is a Summary of the long-term debt of the Borrower and the Subsidiaries incurred in connection with (a) the purchase of specific pieces of equipment, and (b) notes payable incurred in connection with the payment of insurance premiums. This summary excludes all Obligations.

                                  SURETY BONDS

     BOND                                                                BOND
    NUMBER        EFF. DATE    EXP. DATE            OBLIGEE             PENALTY
--------------   ----------   ----------   ------------------------   ----------
ALABAMA

554445           11/16/2004   11/16/2005   City of Birmingham, AL     $   15,000

ARKANSAS

551334           01/01/2004   01/01/2005   State of Arkansas          $  244,560
                                           Department of
                                           Environmental Qlty.

551335           01/01/2004   01/01/2005   State of Arkansas          $  584,355
                                           Department of
                                           Environmental Qlty.

551336           01/01/2004   01/01/2005   State of Arkansas          $  285,917
                                           Department of
                                           Environmental Qlty.

850150           01/01/2004   01/01/2005   State of Arkansas          $1,644,540
                                           Department of
                                           Environmental Qlty.

KANSAS

551346           01/01/2004   01/01/2005   Kansas Dept. of Health &   $1,850,076
                                           Environment

MISSOURI

551347           01/01/2004   01/01/2005   City of Kansas City MO     $  841,710
                                           Dept. of Environmental
                                           Mgmt.

850151           01/01/2004   01/01/2005   State of Missouri Dept.    $3,207,676
                                           of Natural Resources

850152           01/01/2004   01/01/2005   State of Missouri Dept.    $2,571,000
                                           of Natural Resources

850153           01/01/2004   01/01/2005   State of Missouri Dept.    $1,292,255
                                           of Natural Resources

850154           01/01/2004   01/01/2005   State of Missouri Dept.    $1,888,770
                                           of Natural Resources

552338           06/04/2004   06/04/2005   City of Concordia, MO      $   45,000

552337           07/01/2004   07/01/2005   City of Bolivar, MO        $   10,000

552520           03/01/2004   03/01/2005   City of Lebanon, MO        $   10,000

554233           09/08/2004   09/08/2005   State of Missouri Dept.    $  635,368
                                           of Natural Resources

850771           02/15/2005   02/15/2006   State of Missouri Dept.    $1,825,437
                                           of Natural Resources

553296           01/01/2005   01/01/2006   Village of Rolla, MO       $   10,000

553506           02/15/2005   02/15/2006   Phelps County Landfill     $   50,000
                                           Board, MO

554068           05/01/2004   05/01/2005   City of El Dorado          $  100,000
                                           Springs, MO

554171           08/20/2004   08/20/2005   City of Rogersville, MO    $   18,000

554801           03/23/2005   06/23/2005   City of Hermann, MO        $   11,713


                             Schedule 7.21 - page 2

SOUTH CAROLINA

554695           02/15/2005   02/15/2006   County of Greenville, SC   $   28,000

552998           10/01/2004   10/01/2005   SC Dep't of Health &       $  140,000
                                           Environmental Control

554726           03/01/2005   03/01/2006   SC Dep't of Health &       $   89,449
                                           Environmental Control

TENNESSEE

554118           08/03/2004   08/03/2005   Tennessee Department of    $   87,661
                                           Environment &
                                           Conservation
TEXAS

551352           01/01/2004   01/01/2005   Texas Commission of        $  994,412
                                           Environmental Quality
                                           (TCEQ)

551353           01/01/2004   01/01/2005   Texas Commission of        $  146,188
                                           Environmental Quality
                                           (TCEQ)

551354           01/01/2004   01/01/2005   Texas Commission of        $   42,289
                                           Environmental Quality
                                           (TCEQ)

300112           03/25/2005   03/25/2006   Texas Commission of        $1,835,887
                                           Environmental Quality
                                           (TCEQ)

553404           01/28/2005   01/28/2006   Texas Commission of        $   70,000
                                           Environmental Quality
                                           (TCEQ)

850560           10/14/2004   10/14/2005   Texas Commission of        $2,046,987
                                           Environmental Quality
                                           (TCEQ)

554695           02/15/2005   02/15/2006   County of Greenville, SC   $   28,000

552998           10/01/2004   10/01/2005   SC Dep't of Health &       $  140,000
                                           Environmental Control

554726           03/01/2005   03/01/2006   SC Dep't of Health &       $   89,449
                                           Environmental Control


                             Schedule 7.21 - page 3

                             WCA WASTE SYSTEMS, INC.
                                  DEBT SUMMARY

                                               BALANCE
                                             @ 03/31/05
                                             ----------
WCA OF ALABAMA
   Associates #13-0117-5                        18,849
   Associates #13-1909-0                        26,070

SHILOH LANDFILL
   Associates #13-0157-9 (211-0130072-000)      18,291

WCA WASTE SYSTEMS, INC.
   GE Capital #4145321-002 (WCAL)               78,498
   CitiCapital #211-0203032 (WCMO)              84,623
   CitiCapital #211-0202677 (WTX)              139,529
   Center Capital #34798-01 (Shiloh)             5,043
                                              --------
   Total                                      $370,003
                                              ========


                             Schedule 7.21 - page 4

                                  SCHEDULE 9.01

                                      DEBT

See Debt listing in Schedule 7.21. All such Debt described herein represents only Debt existing on the Closing Date as permitted under Sections 9.01 (c) through (i) of this Agreement or as permitted under the Existing Credit Agreement. To the extent any such Debt is subject to any aggregate dollar limitation within any subsection of Section 9.01 of this Agreement, such Debt shall be deemed usage of amounts permitted under such respective dollar limitation with respect to the time period such limitation is applicable. (For purpose of clarification and by way of example, to the extent any such Debt is subject to the limitations set forth in Section 9.01 (d), only such Debt incurred in fiscal year 2005 shall be deemed usage of such Debt within such limitation during fiscal year 2005).

                                  SCHEDULE 9.02

                                      LIENS

1. To Borrower's knowledge, no Liens (as defined in Section 9.02) have been placed on any of the properties of the Borrower or any Subsidiary that are not Liens set forth in Sections 9.02 (a), (b), (d) and (e) of this Agreement.

2. Each of the Debt obligations identified on page 4 of Schedule 7.21 is subject to a purchase-money security interest.

3. Borrower has received no notice, and has no reason to believe, that any Liens other than those set forth above, have been placed on any Properties.

                                  SCHEDULE 9.03

                         INVESTMENTS, LOANS AND ADVANCES

None.

                                    EXHIBIT A

             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST

                               ____________, 200_

     WCA Waste Systems, Inc., a Delaware corporation (the "Borrower"), pursuant to the First Lien Credit Agreement dated as of April ___, 2005 among the Borrower, the Lenders which are or become parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the "Administrative Agent") (together with all amendments, restatements, supplements, or other modifications thereto, the "Credit Agreement"), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

     1.   REVOLVING CREDIT LOANS:

     (a) Aggregate amount of new Revolving Credit Loans to be $__________________;

     (b)  Requested funding date is ____________________________________, 200_;

     (c)  $_______________________________ of such borrowings are to be LIBOR
          Loans;

          $_____________________________ of such borrowings are to be Base Rate Loans; and

     (d)  Length of Interest Period for LIBOR Loans is: _______________________.

     2. LIBOR LOAN CONTINUATION FOR REVOLVING CREDIT LOANS THAT ARE LIBOR LOANS MATURING ON _________________:

     (a) Aggregate amount to be continued as LIBOR Loans is $_______________________;

     (b) Aggregate amount to be converted to Base Rate Loans is $____________________________; and

     (c)  Length of Interest Period for continued LIBOR Loans is ______________.

     3. CONVERSION OF OUTSTANDING REVOLVING CREDIT LOANS THAT ARE BASE RATE LOANS TO LIBOR LOANS:

          Convert $__________________ of the outstanding Base Rate Loans to LIBOR Loans on _________________ with an Interest Period of
          ___________________.

     4. CONVERSION OF OUTSTANDING REVOLVING CREDIT LOANS THAT ARE LIBOR LOANS TO BASE RATE LOANS:

          Convert $__________________ of the outstanding LIBOR Loans with Interest Period maturing on ______________________, 200_, to Base Rate Loans.

     5. LIBOR LOAN CONTINUATION FOR TERM B LOANS THAT ARE LIBOR LOANS MATURING ON _________________:

     (a) Aggregate amount to be continued as LIBOR Loans is $____________________________;

     (b) Aggregate amount to be converted to Base Rate Loans is $________________________________; and

     (c)  Length of Interest Period for continued LIBOR Loans is ______________.

     6. CONVERSION OF OUTSTANDING TERM B LOANS THAT ARE BASE RATE LOANS TO LIBOR LOANS:

          Convert $__________________ of the outstanding Base Rate Loans to LIBOR Loans on _________________ with an Interest Period of
          ___________________.

     7. CONVERSION OF OUTSTANDING TERM B LOANS THAT ARE LIBOR LOANS TO BASE RATE LOANS:

          Convert $__________________ of the outstanding LIBOR Loans with Interest Period maturing on ______________________, 200_, to Base Rate Loans.

     The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                        WCA WASTE SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

     The undersigned hereby certifies that he is the ________________ of WCA Waste Systems, Inc., a Delaware corporation (the "Borrower"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the First Lien Credit Agreement dated as of April ___, 2005 among the Borrower, the Lenders which are or become parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the "Administrative Agent") (together with all amendments, restatements, supplements or other modifications thereto being the "Credit Agreement"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

          (a) The representations and warranties of the Borrower contained in
     Article VII of the Credit Agreement and in the other Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date (e.g. "as of the Closing Date"), and except that for the purpose of this Compliance Certificate, the representations and warranties contained in Section 7.02 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 8.01 of the Credit Agreement, including statements in connection with which this Compliance Certificate is delivered.

          (b) There exists, and, after giving effect to the Loan or Loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement or any default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

          (c) There have been no changes to Borrower's or any Subsidiary's name, jurisdiction of organization or corporate structure since the date of delivery of the prior Compliance Certificate.

          (d) The financial statements furnished to the Administrative Agent with this certificate fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, the [FISCAL QUARTER] [FISCAL YEAR] ending _________________________ and such financial statements have been prepared in accordance with the accounting procedures specified in the Credit Agreement.

          (e) Attached hereto are the detailed computations necessary to determine whether the Borrower and its Consolidated Subsidiaries are in compliance with financial covenants described in Sections 9.12, 9.13, 9.14, 9.15, 9.16 and 9.17 of Article IX of the Credit Agreement as of the end of the [FISCAL QUARTER] [FISCAL YEAR] ending _____________________.

          EXECUTED AND DELIVERED this ____ day of ________________, 200___.

                                        WCA WASTE SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "Assignor") and [INSERT NAME OF ASSIGNEE] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same has been or may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document, or any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor: ___________________________________________________________________

2. Assignee: ___________________________________________________________________
             [and is an Affiliate/Approved Fund of [IDENTIFY LENDER](1)]

3. Borrower: WCA Waste Systems, Inc., a Delaware corporation

----------
(1)  Select as applicable.

4. Administrative Agent and Collateral Agent:Wells Fargo Bank, National Association, as the administrative agent and collateral agent under the Credit Agreement

5. Credit Agreement: The First Lien Credit Agreement dated as of April ___, 2005 among WCA Waste Systems, Inc., a Delaware corporation, the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent

6. Assigned Interest:

                          Aggregate Amount of         Amount of
                       Commitment/Loans for all   Commitment/Loans   Percentage Assigned of
Facility Assigned(2)          Lenders(3)             Assigned(3)     Commitment/Loans(4)      CUSIP Number
--------------------   ------------------------   ----------------   ----------------------   ------------
                                   $                      $                     %
                                   $                      $                     %
                                   $                      $                     %

7. Trade Date: ______________________________________________________________(5)

     Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

----------
(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. "Revolving Credit Commitment," "Term B Commitment," etc.).

(3) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(5) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

[Consented to and](6) Accepted:

[NAME OF ADMINISTRATIVE AGENT],
as Administrative Agent


By:
    ---------------------------------
    Name:
          ---------------------------
    Title:
           --------------------------

----------
(6) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:](7)

[NAME OF RELEVANT PARTY]


By:
    ---------------------------------
    Name:
          ---------------------------
    Title:
           --------------------------

----------
(7) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

                                            ANNEX 1 to Assignment and Assumption

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01(a), (b) and (c) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that
     (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                    EXHIBIT D

                        FORM OF COMMITMENT AND ACCEPTANCE

     This Commitment and Acceptance (this "Commitment and Acceptance") dated as of ______________, 20__, is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS

     Reference is made to that certain First Lien Credit Agreement dated as of April ___, 2005, by and among WCA Waste Systems, Inc., a Delaware corporation (the "Borrower"), the Lenders which are or become parties thereto, and Wells Fargo Bank, National Association, a national banking association, as the administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") and the collateral agent for the Lenders (as the same has been or may hereafter be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement").

     Pursuant to Section 2.04 of the Credit Agreement, the Borrower has requested an increase in the aggregate amount of the Commitments from $______________ to $______________. Such increase in the aggregate amount of the Commitments is to become effective on ____________, 20__ (the "Increase Date").* In connection with such requested increase in the Aggregate Revolving Credit Commitments, the Borrower, the Administrative Agent and ___________________ (the "Accepting Lender") hereby agree as follows:

* This date is to be agreed upon by the Borrower, [EACH INCREASING LENDER], the Accepting Lender, and the Administrative Agent. See Section 2.04(b) of the Credit Agreement.

     1. ACCEPTING LENDER'S REVOLVING CREDIT COMMITMENT. Effective as of the Increase Date, [THE ACCEPTING LENDER SHALL BECOME A PARTY TO THE CREDIT AGREEMENT AS A LENDER, SHALL HAVE (SUBJECT TO THE PROVISIONS OF SECTION 2.04 OF THE CREDIT AGREEMENT) ALL OF THE RIGHTS AND OBLIGATIONS OF A LENDER THEREUNDER, SHALL AGREE TO BE BOUND BY THE TERMS AND PROVISIONS THEREOF AND SHALL THEREUPON HAVE A REVOLVING CREDIT COMMITMENT UNDER AND FOR PURPOSES OF THE CREDIT AGREEMENT IN AN AMOUNT EQUAL TO THE] [THE REVOLVING CREDIT COMMITMENT OF THE ACCEPTING LENDER UNDER THE CREDIT AGREEMENT SHALL BE INCREASED FROM $____________ TO THE] amount set forth opposite the Accepting Lender's name on the signature pages hereof.

     2. ACCEPTING LENDER'S TERM B COMMITMENT. Effective as of the Increase Date, [THE ACCEPTING LENDER SHALL BECOME A PARTY TO THE CREDIT AGREEMENT AS A LENDER, SHALL HAVE (SUBJECT TO THE PROVISIONS OF SECTION 2.04 OF THE CREDIT AGREEMENT) ALL OF THE RIGHTS AND OBLIGATIONS OF A LENDER THEREUNDER, SHALL AGREE TO BE BOUND BY THE TERMS AND PROVISIONS THEREOF AND SHALL THEREUPON HAVE A TERM B COMMITMENT UNDER AND FOR PURPOSES OF THE CREDIT AGREEMENT IN AN AMOUNT EQUAL TO THE] [THE TERM B COMMITMENT OF THE ACCEPTING LENDER UNDER THE CREDIT AGREEMENT SHALL BE INCREASED FROM $____________ TO THE] amount set forth opposite the Accepting Lender's name on the signature pages hereof.


EXHIBIT D-FORM OF COMMITMENT AND ACCEPTANCE-Page 1

     3. [REPRESENTATIONS AND AGREEMENTS OF ACCEPTING LENDER. The Accepting Lender (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Accepting Lender and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance, (b) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the commitment and acceptance hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (g) confirms that it is a New Lender and (h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Accepting Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

** Paragraph 2 is to be included only if the Accepting Lender is a New Lender prior to the Increase Date, and subparagraph 2(h) is to be included only if such Accepting Lender is not incorporated under the laws of the United States, or a state thereof.]

     4. REPRESENTATION OF BORROWER. The Borrower hereby represents and warrants that, as of the date hereof and as of the Increase Date, (a) no event or condition shall have occurred and then be continuing which constitutes a Default, and (b) the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects (except to the extent any such representation or warranty is stated to relate solely to an earlier date).

     5. FEES. On or before the Increase Date, the Borrower shall pay to the Administrative Agent the fees described in the Fee Letter.

     6. GOVERNING LAW. This Commitment and Acceptance shall be governed by and constructed in accordance with, the laws of the State of New York and the applicable laws of the United States of America.

     7. ***[NOTICES. For the purpose of notices to be given under the Credit Agreement, the address of the Accepting Lender (until notice of a change is delivered) shall be the address set forth in Schedule 1.]***

*** Paragraph 6 and Schedule 1 are to be included only if the Accepting Lender is a New Lender prior to the Increase Date.


EXHIBIT D - FORM OF COMMITMENT AND ACCEPTANCE-Page 2

     IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

                                        BORROWER:

                                        WCA WASTE SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                        ADMINISTRATIVE AGENT:

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                            Michael Real
                                            Vice President

$___________________                    [NAME OF ACCEPTING LENDER]
 Revolving Credit Commitment


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

$__________________
  Term B Commitment


EXHIBIT D - FORM OF COMMITMENT AND ACCEPTANCE-Signature Page

                                   SCHEDULE 1
                          TO COMMITMENT AND ACCEPTANCE

                        ADMINISTRATIVE INFORMATION SHEET

                          ACCEPTING LENDER INFORMATION

CREDIT CONTACT:

Name:                                       Telephone No.:
      -----------------------------------                  ---------------------
Fax No.:                                    Telex No.:
         --------------------------------              -------------------------
                                            Answerback:
                                                        ------------------------
KEY OPERATIONS CONTACTS:

Booking Installation:                       Booking Installation:
                      -------------------                         --------------
Name:                                       Name:
      -----------------------------------         ------------------------------
Telephone No.:                              Telephone No.:
               --------------------------                  ---------------------
Fax No.:                                    Fax No.:
         --------------------------------            ---------------------------
Telex No.:                                  Telex No.:
           ------------------------------              -------------------------
Answerback:                                 Answerback:
            -----------------------------               ------------------------

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                          --------------------------------------

                                          --------------------------------------

Account Name & Number for Wire Transfer:
                                          --------------------------------------

                                          --------------------------------------
Other Instructions:
                    ------------------------------------------------------------

--------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ACCEPTING LENDER:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------